Exhibit 10.1

AMENDMENT NO. 4

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of December 17, 2021 (the “Effective Date”) by and among POLARIS INC., formerly known as Polaris Industries Inc. (the “Company”), certain of its Affiliates listed on the signature pages hereto, the Lenders listed on the signature pages hereto and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement, dated as of July 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, certain of its Affiliates, the Lenders party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Company has requested certain modifications to the Credit Agreement; and

WHEREAS, the Lenders party to this Amendment, the LC Issuer and the Administrative Agent agree to make such modifications pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto, the LC Issuer and the Administrative Agent hereby agree as follows.

SECTION 1.      Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended in its entirety pursuant to Exhibit A hereto. Each of (i) the Company, the Administrative Agent and the LC Issuer hereby approve each 2021 Incremental Term Lender extending a 2021 Incremental Term Loan Commitment under Section 2.25 of the Credit Agreement, and (ii) the Required Lenders hereby approve the amendments to Section 2.25 of the Credit Agreement as modified pursuant to Exhibit A hereto which specifically exclude the 2021 Incremental Term Loans from the requirement that any Incremental Term Loans shall not mature earlier than the Facility Termination Date. No Lender is extending a 2021 Incremental Term Loan other than those executing and delivering signature pages to this Amendment and that have 2021 Incremental Term Loan Commitments included in Schedule 1.1, as modified hereby. The Company, the Administrative Agent, the LC Issuer and the 2021 Incremental Term Lenders, which constitute Required Lenders under the Credit Agreement, hereby agree that this Amendment has been delivered in place of increasing lender supplements in the form of Exhibit F to the Credit Agreement.

SECTION 2.      Representations and Warranties. Each Borrower hereby represents and warrants as follows:

(a)            This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)            There exists no Default or Event of Default, nor will a Default or Event of Default result from the modifications contemplated hereby.

(c)            The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, in each case, as of the Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

SECTION 3.      Conditions Precedent. The effectiveness of this Amendment is subject to the conditions precedent that:

(a)            The Administrative Agent shall have received counterparts of this Amendment duly executed by the Loan Parties, the Lenders required to execute and deliver this Amendment, and the Administrative Agent.

(b)            The Administrative Agent shall have received evidence reasonably satisfactory to it that the Loan Parties are authorized to execute and deliver this Amendment.

(c)            The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s reasonable and documented out-of-pocket expenses (including, without limitation, actual reasonable and documented out-of-pocket fees, disbursements and other charges of outside counsel to the Administrative Agent) in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

SECTION 4.      General.

(a)            Expenses. The Company agrees to reimburse the Administrative Agent upon demand for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including, without limitation, actual reasonable and documented out-of-pocket fees, disbursements and other charges of outside counsel to the Administrative Agent, in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

(b)            Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the documents delivered together herewith, and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time and provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior consent. For purposes hereof, “Electronic Signature” means electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person or entity with the intent to sign, authenticate or accept such contract or record.

2

(c)            Severability. To the extent permitted by applicable law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d)            GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(e)            Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Loan Parties, the Administrative Agent, the LC Issuer and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Administrative Agent, the LC Issuer and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.

(f)            Reference to and Effect on the Credit Agreement.

(i)            Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

(ii)            Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.

3

(iii)            Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(g)            Affirmation. Each Loan Party, by its execution hereof, hereby ratifies and reaffirms its duties and obligations under each Loan Document to which it is a party, and confirms that each such Loan Document remains in full force and effect, as amended or modified hereby, and enforceable against it, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(h)            Headings, etc. Section headings in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment constitutes a Loan Document.

(i)            Release. The matters set forth in this Amendment have been agreed to by the Administrative Agent and the Lenders as an accommodation to the Company. In consideration of such accommodation, and acknowledging that the Administrative Agent and the Lenders will be specifically relying on the following provisions as a material inducement in entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, on behalf of itself and each of its Subsidiaries and Affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, unconditionally and irrevocably releases and forever discharges each of the Administrative Agent and each Lender and each of their respective agents, partners, servants, employees, directors, officers, attorneys, accountants, consultants, advisors, professionals, principals, trustees, representatives, receivers, trustees, affiliates, subsidiaries and shareholders, each affiliate of the foregoing and all of their respective predecessors, successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, damages, losses, obligations, remedies, causes of action, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in contract or in tort and whether at law or in equity, whether known or unknown, suspected or claimed, matured or contingent, liquidated or unliquidated, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever that shall have occurred on or prior to the date of this Amendment, in any way concerning, relating to, or arising from (a) the Credit Agreement, the other Loan Documents, or any other agreements, documents, or instruments executed and delivered in connection therewith, or any of the obligations thereunder, (b) the financial condition, business operations, business plans, prospects or creditworthiness of the Company and its Subsidiaries, and/or (c) the negotiation, documentation and execution of this Amendment and any documents relating hereto. This release shall be and remain in full force and effect notwithstanding the discovery by any Releasor after the date hereof (w) of any new or additional claim against any Releasee, (x) of any new or additional facts in any way relating to the subject matter of this release, (y) that any fact relied upon by it was incorrect or (z) that any representation made by any Releasee was untrue. The Company, on behalf of itself and the other Releasors, acknowledges and agrees that this release is intended to, and does, fully, finally and forever release all matters described herein, notwithstanding the existence or discovery of any such new or additional Claims or facts, incorrect facts, misunderstanding of law or misrepresentation. The Company, on behalf of itself and the other Releasors, covenants and agrees not to, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Claims released hereby. Notwithstanding the foregoing, in no event shall the foregoing be interpreted, construed or otherwise deemed as an admission or suggestion by the Administrative Agent or any Lender of any wrongdoing or liability owed to the Company or any other Person. The Company, on behalf of itself and the other Releasors, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Company, on behalf of itself and the other Releasors, hereby acknowledges that they collectively have been advised by legal counsel of the meaning and consequences of this release.

(signature pages follow)

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

POLARIS INC., formerly known as Polaris Industries Inc., as the Company

By:	/s/ Robert P. Mack
Name:	Robert P. Mack
Title:	Chief Financial Officer

POLARIS SALES INC., as a Borrower

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Assistant Treasurer

Signature Page to

Polaris Amendment No. 4

POLARIS SALES EUROPE S. À R.L., as a Borrower

By:	/s/ Laurent Kuhlmann
Name:	Laurent Kuhlmann
Title:	Director

By:
Name:
Title:

2

POLARIS ACCEPTANCE INC.
POLARIS INDUSTRIES INC.
TETON OUTFITTERS, LLC
HIGHWATER MARINE LLC
PONTOON BOAT, LLC

Each as a Guarantor

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Assistant Treasurer

POLARIS BOATS LLC, as a Guarantor

By:	/s/ Robert P. Mack
Name:	Robert P. Mack
Title:	President

TAP AUTOMOTIVE HOLDINGS, LLC, as a Guarantor

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Assistant Treasurer

NORTH 54 INSURANCE, INC., as a Guarantor

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Treasurer

POLARIS SALES EUROPE INC., as a Guarantor

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Treasurer

Signature Page to

Polaris Amendment No. 4

INDIAN MOTORCYCLE COMPANY
INDIAN MOTORCYCLE INTERNATIONAL, LLC
INDIAN MOTORCYCLE USA LLC

Each as a Guarantor

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Assistant Treasurer

Signature Page to

Polaris Amendment No. 4

U.S. BANK NATIONAL ASSOCIATION, as a Lender, LC Issuer and as Administrative Agent

By:	/s/ Tim Landro
Name:	Tim Landro
Title:	Senior Vice President

Signature Page to

Polaris Amendment No. 4

BANK OF AMERICA, N.A., as an LC Issuer and a Lender

By:	/s/ Stephen J. D’Elia
Name:	Stephen J. D’Elia
Title:	Vice President

Signature Page to

Polaris Amendment No. 4

MUFG BANK, LTD., as a Lender

By:	/s/ Eric Hill
Name:	Eric Hill
Title:	Authorized Signatory

Signature Page to

Polaris Amendment No. 4

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Bradley Magnus
Name:	Bradley Magnus
Title:	Vice President

Signature Page to

Polaris Amendment No. 4

BANK OF THE WEST, as a Lender

By:	/s/ David Wang
Name:	David Wang
Title:	Director

Signature Page to

Polaris Amendment No. 4

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Sean T. Ball
Name:	Sean T. Ball
Title:	Managing Director

Signature Page to

Polaris Amendment No. 4

FIFTH THIRD BANK, as a Lender

By:	/s/ Kurt Marsan
Name:	Kurt Marsan
Title:	Vice President

Signature Page to

Polaris Amendment No. 4

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Heather Hoopingarner
Name:	Heather Hoopingarner
Title:	Vice President

Signature Page to

Polaris Amendment No. 4

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Donna Benson
Name:	Donna Benson
Title:	Assistant Vice President

Signature Page to

Polaris Amendment No. 4

TRUIST BANK (f/k/a Branch Banking & Trust Company), as a Lender

By:	/s/ Steve Curran
Name:	Steve Curran
Title:	Director

Signature Page to

Polaris Amendment No. 4

CITIBANK, N.A., as a Lender

By:	/s/ Andrew Stella
Name:	Andrew Stella
Title:	Vice President

Signature Page to

Polaris Amendment No. 4

Exhibit A

Credit Agreement, as amended

Attached

Deal CUSIP: 73107FAD7
Revolving Loan CUSIP: 73107FAE5
Initial Term Loan CUSIP: 73107FAF2

2021 Incremental Term Loan CUSIP: 73107FAG0

FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT

DATED AS OF JULY 2, 2018

AMONG

POLARIS INC. (FORMERLY KNOWN AS POLARIS INDUSTRIES INC.), POLARIS
SALES INC., POLARIS SALES EUROPE S. À R.L., ONE OR MORE DOMESTIC
SUBSIDIARIES DESIGNATED HEREAFTER AS DOMESTIC BORROWERS AND
ONE OR MORE FOREIGN SUBSIDIARIES DESIGNATED HEREAFTER AS
FOREIGN BORROWERS,

THE LENDERS,

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,

U.S. BANK NATIONAL ASSOCIATION,
AS LEFT LEAD ARRANGER AND LEAD BOOK RUNNER,

BOFA SECURITIES, INC. (FORMERLY KNOWN AS MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED),
WELLS FARGO SECURITIES, LLC, and
MUFG BANK, LTD.,
AS JOINT LEAD ARRANGERS, JOINT BOOK RUNNERS AND SYNDICATION
AGENTS,

AND

BANK OF THE WEST, TRUIST BANK (FORMERLY KNOWN AS BRANCH
BANKING & TRUST COMPANY), FIFTH THIRD BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, and BMO HARRIS BANK N.A.,
AS DOCUMENTATION AGENTS

Table of Contents

Page

ARTICLE I	DEFINITIONS	1

1.1.	Definitions	1

1.2.	Loan Classes	48

1.3.	Divisions	48

1.4.	LIBOR Notifications	48

ARTICLE II	THE CREDITS	48

2.1.	Commitments	48

2.2.	Determination of Dollar Amounts; Required Payments; Termination	49

2.3.	Ratable Loans; Types of Advances	49

2.4.	Swing Line Loans	50

2.5.	Facility Fees	51

2.6.	Minimum Amount of Each Advance	51

2.7.	Reductions in Aggregate Commitment; Optional and Mandatory Principal Payments	52

2.8.	Method of Selecting Types, Classes and Interest Periods for New Advances	52

2.9.	Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods	53

2.10.	Interest Rates	54

2.11.	Rates Applicable After Event of Default	55

2.12.	Method of Payment; Repayment of Term Loans	56

2.13.	Noteless Agreement; Evidence of Indebtedness	57

2.14.	Telephonic Notices	57

2.15.	Interest Payment Dates; Interest and Fee Basis	58

2.16.	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	58

2.17.	Lending Installations	58

2.18.	Non-Receipt of Funds by the Administrative Agent	59

2.19.	Facility LCs	59

2.20.	Replacement of Lender	65

2.21.	Limitation of Interest	66

2.22.	Defaulting Lenders	66

2.23.	Market Disruption	70

2.24.	Judgment Currency	70

2.25.	Increase Option	71

2.26.	Foreign Borrowers	72

2.27.	Liability of the Borrowers	72

2.28.	Extensions of Commitments	75

i

ARTICLE III	YIELD PROTECTION; TAXES	76

3.1.	Yield Protection	76

3.2.	Changes in Capital Adequacy Regulations	77

3.3.	Availability of Types of Advances; Adequacy of Interest Rate	77

3.4.	Funding Indemnification	82

3.5.	Taxes	83

3.6.	Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity	87

3.7.	Non-U.S. Reserve Costs or Fees	87

3.8.	Illegality	88

ARTICLE IV	CONDITIONS PRECEDENT	88

4.1.	Effectiveness	88

4.2.	Each Credit Extension	91

4.3.	Initial Advance to Each Borrower	91

ARTICLE V	REPRESENTATIONS AND WARRANTIES	92

5.1.	Existence and Standing	92

5.2.	Authorization and Validity	92

5.3.	No Conflict; Government Consent	93

5.4.	Financial Statements; Internal Control Event	93

5.5.	Material Adverse Change	93

5.6.	Taxes	93

5.7.	Litigation	94

5.8.	Non-Bank Rules	94

5.9.	ERISA	94

5.10.	Accuracy of Information	95

5.11.	Intellectual Property	96

5.12.	Affected Financial Institution	96

5.13.	Compliance With Laws	96

5.14.	Ownership of Properties	96

5.15.	Plan Assets; Prohibited Transactions	96

5.16.	Environmental Matters	97

5.17.	Government Regulation	97

5.18.	Insurance	97

5.19.	Solvency	98

5.20.	No Default	98

5.21.	Foreign Borrowers	98

5.22.	Foreign Employee Benefit Matters	99

5.23.	Sanctioned Persons	99

ARTICLE VI	COVENANTS	99

6.1.	Financial Reporting	99

6.2.	Material Subsidiaries	101

6.3.	Use of Proceeds	102

6.4.	Notice of Material Events	102

6.5.	Conduct of Business	102

6.6.	Taxes	103

6.7.	Insurance	103

6.8.	Compliance with Laws and Material Contractual Obligations	103

6.9.	Maintenance of Properties	103

6.10.	Books and Records; Inspection	103

6.11.	Payment of Obligations	104

6.12.	Indebtedness	104

6.13.	[Intentionally Omitted]	104

6.14.	Merger	104

6.15.	Sale of Assets	105

6.16.	Investments	106

6.17.	Liens	106

6.18.	Affiliates	108

6.19.	Sale and Leaseback Transactions	108

6.20.	[Reserved]	108

6.21.	Fiscal Year; Accounting; Organizational Documents	109

6.22.	No Other Negative Pledges	109

6.23.	PAI Assets	109

6.24.	No Limitations	109

6.25.	Financial Covenants	109

6.26.	Anti-Corruption Compliance	110

6.27.	Non-Bank Rules	110

6.28.	Most-Favored Lender	110

ARTICLE VII	DEFAULTS	112

ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	114

8.1.	Acceleration; Remedies	114

8.2.	Application of Funds	115

8.3.	Amendments	116

ARTICLE IX	GENERAL PROVISIONS	118

9.1.	Survival of Representations	118

9.2.	Governmental Regulation	118

9.3.	Headings	118

9.4.	Entire Agreement	118

9.5.	Several Obligations; Benefits of this Agreement	118

9.6.	Expenses; Indemnification	119

9.7.	Numbers of Documents	120

9.8.	Accounting	120

9.9.	Severability of Provisions	120

9.10.	Nonliability of Lenders	121

9.11.	Confidentiality	121

9.12.	Nonreliance	122

9.13.	Disclosure	122

9.14.	USA PATRIOT ACT NOTIFICATION	122

9.15.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	122

9.16.	Erroneous Payments	123

9.17.	Acknowledgement Regarding Any Supported QFCs	124

ARTICLE X	THE ADMINISTRATIVE AGENT	125

10.1.	Appointment; Nature of Relationship	125

10.2.	Powers	126

10.3.	General Immunity	126

10.4.	No Responsibility for Loans, Recitals, etc.	126

10.5.	Action on Instructions of Lenders	126

10.6.	Employment of Administrative Agents and Counsel	127

10.7.	Reliance on Documents; Counsel	127

10.8.	Administrative Agent’s Reimbursement and Indemnification	127

10.9.	Notice of Event of Default	128

10.10.	Rights as a Lender	128

10.11.	Lender Credit Decision, Legal Representation	128

10.12.	Successor Administrative Agent	129

10.13.	Administrative Agent and Arranger Fees	129

10.14.	Delegation to Affiliates	130

10.15.	Collateral Releases	130

10.16.	Co-Agents, Documentation Agent, Syndication Agent, etc.	130

10.17.	No Advisory or Fiduciary Responsibility	130

10.18.	Certain ERISA Matters	131

ARTICLE XI	SETOFF; RATABLE PAYMENTS	132

11.1.	Setoff	132

11.2.	Ratable Payments	133

ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	133

12.1.	Successors and Assigns	133

12.2.	Participations	134

12.3.	Assignments	136

12.4.	Dissemination of Information	137

12.5.	Tax Treatment	137

ARTICLE XIII	NOTICES	138

13.1.	Notices; Effectiveness; Electronic Communication	138

v

ARTICLE XIV	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS	139

14.1.	Counterparts; Effectiveness	139

14.2.	Electronic Execution of Assignments	139

14.3.	Electronic Records	139

ARTICLE XV	EFFECT OF AMENDMENT	140

15.1.	Effect of Amendment and Restatement	140

ARTICLE XVI	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	140

16.1.	CHOICE OF LAW	140

16.2.	CONSENT TO JURISDICTION	140

16.3.	WAIVER OF JURY TRIAL	141

EXHIBITS

EXHIBIT A – Form of Opinion

EXHIBIT B – Form of Compliance Certificate

EXHIBIT C – Form of Assignment and Assumption Agreement

EXHIBIT D – Form of Borrowing Notice

EXHIBIT E-1 – Form of Domestic Borrower Revolving Note

EXHIBIT E-2 – Form of Foreign Borrower Revolving Note

EXHIBIT E-3 – Form of Domestic Borrower Term Note

EXHIBIT E-4 – Form of Foreign Borrower Term Note

EXHIBIT F – Form of Increasing Lender Supplement

EXHIBIT G – Form of Augmenting Lender Supplement

EXHIBIT H – Form of Assumption Letter

SCHEDULES

PRICING SCHEDULE

SCHEDULE 1.1 – Commitments

SCHEDULE 2.1.1 – Existing Loans

SCHEDULE 5.14 – Properties

SCHEDULE 6.16 – Investments

SCHEDULE 6.17 – Liens

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This Agreement, dated as of July 2, 2018, is among Polaris Inc. (formerly known as Polaris Industries Inc.), Polaris Sales Inc., any other Domestic Subsidiary that hereafter becomes a party to this Agreement as a Domestic Borrower, Polaris Sales Europe S. à r.l., as a Foreign Borrower, any other Foreign Subsidiary that hereafter becomes a party to this Agreement as a Foreign Borrower, the Lenders and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. The parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1.            Definitions.

As used in this Agreement:

“10 Non-Bank Rule” means the rule that the aggregate number of Lenders under this Agreement (or respectively under any Class of Loan if the Swiss Federal Tax Administration has confirmed that each applicable Class of Loans can be considered as a separate financing for Swiss Withholding Tax purposes) which are not Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“20 Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“2021 Incremental Term Lender” means, as of any date of determination, a Lender having a 2021 Incremental Term Loan Commitment.

“2021 Incremental Term Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1.3 (or any conversion or continuation thereof).

“2021 Incremental Term Loan Commitment” means, for each 2021 Incremental Term Lender, the obligation of such 2021 Incremental Term Lender to make 2021 Incremental Term Loans to the Company in an aggregate amount not exceeding the amount set forth on Schedule 1.1, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof.

“2021 Incremental Facility Termination Date” means December 16, 2022.

“Acceptance Partnership” means Polaris Acceptance, an Illinois general partnership.

“Acceptance Partnership Agreement” means that certain Amended and Restated Partnership Agreement, dated as of February 28, 2011, between PAI and CDF Joint Ventures, Inc., pursuant to which the Acceptance Partnership is governed, as the same may be amended, restated or otherwise modified from time to time.

“Acquisition” means the acquisition by any Person of (a) all or substantially all of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Adjusted Covenant Holiday” means, in connection with any Material Acquisition, the Company’s written request (sent by the Company to the Administrative Agent at least ten (10) Business Days’ prior to consummating such Material Acquisition) to increase the Net Leverage Ratio then in effect to the level set forth in the proviso in Section 6.25.2; provided, that (i) the Borrower may not request an Adjusted Covenant Holiday until there has been at least two (2) full fiscal quarters since the last Adjusted Covenant Period ended, (ii) no Default or Event of Default shall be in existence immediately before or after (including for the avoidance of doubt, after giving effect to the increase in the Net Leverage Ratio level then in effect pursuant to such requested Adjusted Covenant Holiday) the consummation of the applicable Material Acquisition, (iii) such request shall be given effect concurrently with the consummation of the applicable Material Acquisition and (iv) no more than three (3) such increases may occur during the term of this Agreement.

“Adjusted Covenant Period” is defined in Section 6.25.2.

“Administrative Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and Class and, in the case of Eurocurrency Loans (other than RFR Loans), for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” is defined in Section 2.20.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Equity Interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Interests, by contract or otherwise.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. As of the Amendment No. 4 Effective Date, the Aggregate Commitment (including, for purposes hereof, the fully funded Initial Term Loans and the 2021 Incremental Term Loans outstanding on such date) is $2,376,000,000.

“Aggregate Initial Term Loan Commitment” means the aggregate of the Initial Term Loan Commitments of all the Lenders. As of the Amendment No. 4 Effective Date, such commitments were fully funded, and the aggregate outstanding principal amount of the Initial Term Loans equals $876,000,000.

“Aggregate 2021 Incremental Term Loan Commitment” means the aggregate of the 2021 Incremental Term Loan Commitments of all the Lenders. As of the 2021 Incremental Term Loan Effective Date, the Aggregate 2021 Incremental Term Loan Commitment is $500,000,000.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Aggregate Outstanding Revolving Credit Exposure” means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.

“Aggregate Outstanding Term Loan Credit Exposure” means, at any time, the aggregate of the Outstanding Initial Term Loan Credit Exposure and the Outstanding 2021 Incremental Term Loan Credit Exposure of all the Lenders.

“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. As of the Amendment No. 3 Effective Date, the Aggregate Revolving Commitment is $1,000,000,000.

“Agreed Currencies” means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Pounds Sterling, Canadian Dollars, Swiss Francs, Euros and Australian Dollars, and (iii) any other Eligible Currency which the Borrowers request the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders.

“Agreement” means this Fourth Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) 0%, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the Daily LIBO Rate (without giving effect to the Applicable Margin but adjusted for Reserve Requirements) for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.00%; provided that the Daily LIBO Rate for such day shall be based on the LIBO Screen Rate for such day (or, if unavailable for a one-month period, the LIBO Interpolated Rate for such day) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Daily LIBO Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Advances accruing interest at the LIBO Rate are unavailable pursuant to the terms hereof, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrowers party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 1 Effective Date” means May 26, 2020.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrowers party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 2 Effective Date” means January 15, 2021.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrowers party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 3 Effective Date” means June 30, 2021.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of December 17, 2021, by and among the Company, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 4 Effective Date” means December 17, 2021.

“Anti-Corruption Laws” means, all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries, if any, from time to time concerning or relating to bribery or corruption.

“Applicable Facility Fee Rate” means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Revolving Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

“Applicable Insolvency Laws” is defined in Section 2.27.9.

“Applicable Margin” means, with respect to Advances of any Type and any Class at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type and such Class as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

“Arranger” means U.S. Bank, and its successors, in its capacity as Lead Arranger and Lead Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Asset Sale” means the sale, lease, transfer, or other voluntary disposition (in one transaction or in a series of related transactions, and whether effected pursuant to a division or otherwise) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, that those sales, leases, transfers, or other dispositions described in clauses (i) through (vi) of Section 6.15 shall not constitute Asset Sales for purposes hereof.

“Assumption Letter” means a letter of a Foreign Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit H hereto pursuant to which such Foreign Subsidiary agrees to become a Foreign Borrower and agrees to be bound by the terms and conditions hereof as applicable to a Foreign Borrower and as if originally a party hereto.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the amount required to be listed as a finance lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person as a finance lease prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, (c) in respect of any Securitization Transaction of such Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).

“AUD Screen Rate” means, with respect to any Interest Period, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian dollars bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, shall be the greater of (i) 0% and (ii) a rate as selected by the Administrative Agent from time to time in its reasonable discretion.

“Augmenting Lender” is defined in Section 2.25.

“Australian Dollars,” “AUD” and “A$” denote the lawful currency of the Commonwealth of Australia.

“Authorized Officer” means, with respect to any Borrower, any of the president, chief financial officer, vice president of finance, treasurer or assistant treasurer of such Borrower, acting singly.

“Auto-Extension Facility LC” means a Facility LC that includes provisions to provide for the automatic extension of the expiry date thereof without further action by the LC Issuer.

“Available Aggregate Revolving Commitment” means, at any time, the Aggregate Revolving Commitment then in effect minus the Aggregate Outstanding Revolving Credit Exposure at such time.

“Available Aggregate 2021 Incremental Term Loan Commitment” means, at any time, the Aggregate 2021 Incremental Term Loan Commitment then in effect minus the aggregate Outstanding 2021 Incremental Term Loan Credit Exposures at such time.

“Available Aggregate Initial Term Loan Commitment” means, at any time, the Aggregate Initial Term Loan Commitment then in effect minus the aggregate Outstanding Initial Term Loan Credit Exposures at such time.

“Available Aggregate Term Loan Commitment” means the sum of the Available Aggregate 2021 Incremental Term Loan Commitment and the Available Aggregate Initial Term Loan Commitment.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3.6.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.

“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Benchmark” means, initially, with respect to any Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Sections 3.3.2 and 3.3.3.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Agreed Currency other than Dollars or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1)       in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)       in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)       for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)       the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)       for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

(3)       in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.3.3; or

(4)       in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Boat Holdings Deferred Payments” means the deferred payments payable under Section 2.5 of the Boat Holdings Merger Agreement when and in the amount payable.

“Boat Holdings Merger Agreement” means that certain Agreement and Plan of Merger among Polaris Inc. (formerly known as Polaris Industries Inc.), Polaris Sales Inc., Beam Merger Sub, LLC, Boat Holdings, LLC and Jonathan Victor as the Holder Representative dated as of May 29, 2018.

“BofA” means Bank of America, N.A., a national banking association (or any subsidiary or affiliate of BofA designated by BofA).

“Borrowers” means the Domestic Borrowers and the Foreign Borrowers.

“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, New York and Minneapolis, Minnesota; provided that, (a) in relation to Loans denominated in Sterling and in relation to the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, England (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day, (d) in relation to Loans denominated in Canadian Dollars, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Ontario and (e) in relation to Loans denominated in an Agreed Currency other than Dollars and not covered by clauses (a), (b), (c) or (d), such other business day as determined by the Administrative Agent in consultation with the Company, giving effect to market conventions for business-day determinations in respect of such Agreed Currency.

“Canadian Dollar” and “CAD” means the lawful currency of Canada.

“Capital Lease” of a Person means any lease of Property by such Person as lessee which would be required to be listed as a finance lease on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuer or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investments” means (i) securities issued directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time and demand deposits, certificates of deposit and banker’s acceptances of (a) any Lender, (b) any commercial bank (whether domestic or foreign) having capital and surplus in excess of $500,000,000 or any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s I at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better from Moody’s, (iv) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (v) Investments in tax exempt municipal bonds rated AA (or the equivalent thereof) or better by S&P or Aa2 (or the equivalent thereof) or better by Moody’s, (vi) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (i) through (v) and (vii) shares of money market mutual funds that are rated at least “AAAm” or “AAA-G” by S&P or “P-1” or better by Moody’s.

“Cash Management Services” means any banking services that are provided to the Company or any of its Subsidiaries by the Administrative Agent or any of its Affiliates (other than pursuant to this Agreement) or any other Lender or any of its Affiliates, including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) automated clearing house or wire transfer services, or (g) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.

“CDOR Rate” means, with respect to the relevant Interest Period, the per annum rate equal to the greater of (a) 0% and (b) arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances for such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period) on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Services (or if the CDOR Page (or substitution therefor) is not available to the Administrative Agent for any reason, such other generally recognized financial information service reporting Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) two (2) Business Days prior to the commencement of such Interest Period; provided, that if such CDOR rate is unavailable at any time pursuant to the foregoing methodology, such rate shall be the greater of (i) 0% and (ii) an alternative published interest rate reported by a generally recognized financial information service selected by the Administrative Agent using its reasonable judgment.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euros, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Agreed Currency determined on or after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euros, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euros in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SARON for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest SARON applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, and (d) any other Agreed Currency (other than Dollars and those described above) determined after the Amendment No. 3 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than 0%, such rate shall be deemed to be 0%.

“Change in Law” means the adoption of or change in any law, governmental or quasi- governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

“Change of Control” means either of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 25% or more of the voting Equity Interests of the Company on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible into or exercisable for voting Equity Interests of the Company (whether or not such securities are then currently convertible or exercisable); (b) during any period of twelve calendar months, individuals who at the beginning of such period constituted the board of directors of the Company together with any new members of such board of directors whose elections by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Company then in office, or (c) the Company shall cease to own, directly or indirectly, 100% of the Equity Interests of each other Borrower, other than as a result of any transaction permitted by this Agreement.

“Class” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans, Initial Term Loans or 2021 Incremental Term Loans.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1(a).

“Commitments” means, for each Lender, the sum of such Lender’s Revolving Commitment, Initial Term Loan Commitment and 2021 Incremental Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Polaris Inc. (formerly known as Polaris Industries Inc.), a Minnesota corporation, and its successors and assigns.

“Computation Date” means each date that is (a) three (3) Business Days prior to a Borrowing Date, (b) three (3) Business Days prior to the date of the conversion or continuation of an Advance, (c) three (3) Business Days prior to the issuance or Modification of a Facility LC, (d) three (3) Business Days prior to any Non-Extension Notice Date (e) the date of any draw under a Facility LC, (f) the last Business Day of each month, or (g) any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

“Consolidated EBIT” means, for any period, Consolidated Net Income for such period (excluding the effect of any extraordinary, non-recurring or unusual gains or losses (including any gain or loss from the sale of Property or any impairment charges or inventory write-offs)) plus, to the extent deducted from revenues in determining Consolidated Net Income for such period (excluding the effect of any extraordinary, non-recurring or unusual gains or losses (including any gain or loss from the sale of Property or any impairment charges or inventory write-offs)), (i) Consolidated Interest Expense for such period, and (ii) total Federal, state, foreign or other income taxes for such period for the Company and its Subsidiaries on a consolidated basis.

“Consolidated EBITDA” means, for any period, Consolidated EBIT for such period plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, depreciation and amortization for such period. If, during the period for which Consolidated EBITDA of the Company is being calculated, the Company or any Subsidiary has (x) acquired sufficient Equity Interests of a Person to cause such Person to become a Subsidiary; (y) acquired all or substantially all of the assets or operations, division or line of business of a Person; or (z) disposed of one or more Subsidiaries (or disposed of all or substantially all of the assets or operations, division or line of business of a Subsidiary or other Person), Consolidated EBITDA shall be calculated after giving pro forma effect thereto as if all such acquisitions and dispositions had occurred on the first day of such period.

“Consolidated Funded Indebtedness” means at any time, without duplication, the sum of (a) the principal amount of all obligations of the Company and its Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Company and its Subsidiaries, (c) the principal portion of all obligations of the Company and its Subsidiaries under Capital Leases and (d) all drawn but unreimbursed amounts under all Letters of Credit (other than Letters of Credit supporting trade payables in the ordinary course of business) issued for the account of the Company or any of its Subsidiaries.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Company and its Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Net Worth” means stockholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Revenue” means, with reference to any period, the revenue of the Company and its Subsidiaries for such period calculated on a consolidated basis.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Daily LIBO Base Rate” means, for any Business Day, the greater of (a) 0% and (b) the LIBO Rate for a one-month Interest Period as reported as of 11:00 a.m. (London time) for such day. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Daily LIBO Base Rate, such interest rate shall change as and when the Daily LIBO Base Rate shall change.

“Daily LIBO Loan” means a Swing Line Loan which, except as otherwise provided in Section 2.11, bears interest at the Daily LIBO Rate.

“Daily LIBO Rate” means, with respect to a Swing Line Loan, the sum of (a) the quotient of (i) the Daily LIBO Base Rate, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to an Interest Period of one month, plus (b) the Applicable Margin.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days after the date when due, (b) has notified the Borrowers, the Administrative Agent, the LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrowers, the LC Issuer, the Swing Line Lender and each Lender.

“Deposits” is defined in Section 11.1.

“Designated Currencies” means, with respect to (a) Polaris Sales Europe S. à r.l., Dollars, Swiss Francs and Euros and (b) each other Foreign Borrower, the Agreed Currencies designated for such Foreign Borrower in the Assumption Letter applicable to such Foreign Borrower.

“Discretionary Currency” means any currency other than an Agreed Currency which is requested by the Borrowers and acceptable to an LC Issuer in its sole discretion at the time of each issuance of a Facility LC to be denominated in such other currency. For the avoidance of doubt, the decision by an LC Issuer to issue a Facility LC denominated in a particular currency (other than an Agreed Currency) shall not imply any agreement by such LC Issuer to issue future Facility LCs in the same currency.

“Dollar,” “$” and “USD” means the lawful currency of the United States of America.

“Dollar Amount” means, on any date of determination, (a) with respect to any amount in Dollars, such amount and (b) with respect to any amount in an Agreed Currency or Discretionary Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.2 using the Exchange Rate with respect to such Agreed Currency or Discretionary Currency at the time in effect or determined by the LC Issuer pursuant to Section 2.12(a) based on its actual cost of funds and in accordance with its standard practices.

“Domestic Borrower” means the Company, Polaris Sales, Inc., a Minnesota corporation, and each other Subsidiary of the Company incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia that is approved as a Domestic Borrower by the Required Lenders, and any such Domestic Borrower’s respective successors and assigns.

“Domestic Borrower Obligations” means all Obligations, including without limitation all unpaid principal of and accrued and unpaid interest on any Advances made to any Borrower, all LC Obligations, all obligations in connection with Cash Management Services, all Rate Management Obligations, all accrued and unpaid fees related to any of the foregoing and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

“Domestic Subsidiary” means a Subsidiary of the Company incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is the LIBO Rate, the occurrence of:

(1)       a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)       the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means July 2, 2018.

“Eligible Assignee” means (i) a Lender; (ii) an Approved Fund; (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the Organisation for Economic Co-operation and Development (“OECD”), or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that none of the following shall qualify as an Eligible Assignee: the Company, any Affiliate of the Company, any Defaulting Lender or any of its Subsidiaries, or any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

“Eligible Currency” means any lawful currency other than Dollars that is not restricted, readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market (or other applicable interbank market designated by the Administrative Agent), convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued, or any other event occurs, in each case with the result that different types of such currency are introduced, such country’s currency is (i) in the determination of the Administrative Agent, no longer readily available or freely traded, or (ii) as to which, in the determination of the Administrative Agent, a Dollar Amount is not readily calculable a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders, the Domestic Borrowers and any applicable Foreign Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days after receipt of such notice from the Administrative Agent, the Domestic Borrowers or such applicable Foreign Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.

“Environmental Claim” means any claim for injury, damages or harm to the environment, natural resource damages, personal injury, clean-up costs, clean-up work, corrective action, or any other remedy available under Environmental Laws or other applicable laws related to the release or threatened release of Hazardous Materials, including, but not limited to any remedy under civil, criminal or administrative laws and procedures.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of Hazardous Materials in, on or about surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or the clean-up or other remediation thereof.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equivalent Amount” of any currency at any date means the equivalent in U.S. Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent’s foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) on the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary of the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 304(i)4 of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its Subsidiaries or ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (h) the receipt by the Company, any Subsidiary of the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company, any Subsidiary of the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company, any Subsidiary of the Company or any ERISA Affiliate of withdrawal liability under Sections 4201 or 4204 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA, or (i) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“ESG” has the meaning set forth in the Pricing Schedule.

“ESG Amendment” has the meaning set forth in the Pricing Schedule.

“ESG Pricing Provisions” has the meaning set forth in the Pricing Schedule.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Advance denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“EURIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBOR Screen Rate shall be less than 0%, the EURIBOR Screen Rate shall be deemed to be 0% for purposes of this Agreement. “Euro” and “EUR” means the single currency of the participating member states of the EU.

“Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate (which, for Eurocurrency Advances other than RFR Advances, also shall have a corresponding Interest Period).

“Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance:

(i)        the AUD Screen Rate for Advances in Australian Dollars (determined as of the Quotation Date therefor);

(ii)       the CDOR Rate for Advances in Canadian Dollars (determined as of the Quotation Date therefor);

(iii)       the EURIBOR Rate for Advances in Euro (determined as of the Quotation Date therefor);

(iv)       the LIBO Rate for Advances in Dollars (determined as of the Quotation Date therefor);

(v)       the applicable Daily Simple RFR for Advances in Sterling and Swiss Francs (determined as of the Quotation Date therefor); or

(vi)       in any Agreed Currency other than the foregoing, the greater of (a) 0% and (b) the applicable interest settlement rate for deposits in the applicable Agreed Currency administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) for such Agreed Currency as of 11:00 a.m. (London time) on the Quotation Date for the applicable Interest Period, and having a maturity equal to such Interest Period; provided, that, if the applicable Reuters Screen (or on any successor or substitute page) for such Agreed Currency is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the greater of (i) 0% and (ii) the applicable interest settlement rate for deposits in the applicable Agreed Currency administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period.

“Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable thereto, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable thereto (where such Reserve Requirement if applicable for the relevant Agreed Currency), plus (ii) the Applicable Margin, with such determination being tied to an Interest Period for Eurocurrency Advances other than RFR Advances.

“Event of Default” is defined in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuer, and the Administrative Agent, (i) Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, the LC Issuer or the Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, (iii) is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), (iv) any U.S. federal withholding Taxes imposed by FATCA and (v) any Swiss Withholding Taxes to be deducted from payments to a specific Lender (but without prejudice to the rights of the remaining Lenders) imposed as a direct result of such Lender having made (or having become a Lender respectively a Participant as a result of) an assignment or transfer by Participation without the consent of the Company (if so required pursuant to Section 12) or which would not have been imposed if on the date on which the payment falls due the Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or published concession of any relevant taxing authority.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Commitment” means the Commitment (as such term is defined in the Existing Credit Agreement) of an Existing Lender under and pursuant to the Existing Credit Agreement.

“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated November 9, 2016 by and among the Borrowers party thereto, the Lenders party thereto and U.S. Bank National Association, as administrative agent and as further amended, supplemented or otherwise modified prior to the Effective Date.

“Existing Lender” means the financial institutions party to the Existing Credit Agreement as lenders.

“Existing Revolving Loans” means the Revolving Loans (as such term is defined in the Existing Credit Agreement) of an Existing Lender under and pursuant to the Existing Credit Agreement.

“Existing Term Loans” means the Term Loans (as such term is defined in the Existing Credit Agreement) of an Existing Lender under and pursuant to the Existing Credit Agreement.

“Extended Termination Date” is defined in Section 2.28(a).

“Extending Lender” means an Existing Lender that, on or prior to the Effective Date, executes and delivers to the Administrative Agent (or its counsel) a counterpart of this Agreement.

“Extension” is defined in Section 2.28(a).

“Extension Amendments” is defined in Section 2.28(b).

“Extension Offer” is defined in Section 2.28(a).

“Facility Fees” means fees payable to the Lenders pursuant to Section 2.5.

“Facility LC” is defined in Section 2.19.1.

“Facility LC Application” is defined in Section 2.19.3.

“Facility LC Collateral Account” is defined in Section 2.19.11.

“Facility LC Sublimit” means $100,000,000.

“Facility Termination Date” means June 30, 2026, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Financial Covenant” is defined in Section 6.28.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate, the EURIBOR Rate, each Daily Simple RFR, or any other applicable Eurocurrency Rate, as the case may be. As of the Amendment No. 3 Effective Date, the Floor equals 0% for all interest rate determinations.

“Foreign Borrower” means Polaris Sales Europe S. à r.l. and any other Foreign Subsidiary of the Company which is designated by the Company and has become a Foreign Borrower pursuant to the terms of Section 2.26 and their respective successors and assigns.

“Foreign Borrower Obligations” means with respect to any given Foreign Borrower all unpaid principal of and accrued and unpaid interest on any Advances made to such Foreign Borrower, all LC Obligations associated with Facility LCs for which such Foreign Borrower is the account party, all obligations in connection with Cash Management Services provided to such Foreign Borrower, all Rate Management Obligations of such Foreign Borrower, all accrued and unpaid fees related to any of the foregoing and all expenses, reimbursements, indemnities and other obligations of such Foreign Borrower to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

“Foreign Employee Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

“Foreign Pension Plan” means any employee benefit plan as described in Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by the LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s ratable share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.

“Government Acts” is defined in Section 2.19.9.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).

“Guarantor” means the Subsidiaries party to the Guaranty from time to time.

“Guaranty” means that certain Amended and Restated Guaranty dated as of July 2, 2018 executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified (including, without limitation, by the joinder of additional Guarantors) and in effect from time to time.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to purchase or lease Property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, or (d) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made, or, if less, the maximum amount for which such Person may be liable under the terms of the instruments evidencing such Guaranty Obligation.

“Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt “Obligationen” vom April 1999), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom Januar 2000), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) and the circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 7. Februar 2007), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Hazardous Material” means any pollutant, contaminant, petroleum or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, special, liquid, industrial or other waste, asbestos, hazardous material, or other material, substance or agent, whether in solid, liquid or gaseous form, (i) that is regulated in connection with the protection of the environment, (ii) the presence of which requires investigation or remediation under any Environmental Laws, (iii) that is defined or listed as a “hazardous waste,” “hazardous substance,” “extremely hazardous substance,” “hazardous or deleterious substance,” “pollutant or contaminant” or the equivalent under any Environmental Laws; (iv) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous (including any substance that contains polychlorinated biphenols (PCBs), asbestos or urea formaldehyde foam insulation); or (v) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a threat to human health, safety or the environment.

“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.

“Home Country” is defined in Section 5.20.

“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate.”

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Increasing Lender” is defined in Section 2.25.

“Incremental Term Loan” is defined in Section 2.25.

“Incremental Term Loan Amendment” is defined in Section 2.25.

“Indebtedness” of a Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the Attributable Indebtedness of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends; provided, however, that if such purchase, redemption, retirement, defeasance, payment, right, option, or acquisition requirement only may be consummated 180 or more days after the occurrence of the scheduled Facility Termination Date, then such obligation in respect of an Equity Interest (including accrued and unpaid dividends) shall not constitute Indebtedness hereunder, (i) all net obligations of such Person in respect of Rate Management Transactions, (j) the maximum amount of all performance and standby Letters of Credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) unless such transaction is effected without recourse to such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture to the extent such Indebtedness is recourse to such Person.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.

“Initial Term Lender” means, as of any date of determination, a Lender having an Initial Term Loan Commitment.

“Initial Term Loan Commitment” means, for each Lender, the obligation of such Lender to make Initial Term Loans to the Borrowers in an aggregate amount not exceeding the amount set forth on Schedule 1.1, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof.

“Initial Term Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1.2 (or any conversion or continuation thereof).

“Intellectual Property” is defined in Section 5.11.

“Interest Coverage Ratio” has the meaning set forth in Section 6.25.1.

“Interest Differential” is defined in Section 3.4.

“Interest Period” means, with respect to Eurocurrency Advances other than those constituting RFR Advances, (a) if denominated in Dollars, a period of one week or one, three, or six months, (b) if denominated in Euros, a period of one or three months and (c) if denominated in any other Agreed Currency (other than Sterling and Swiss Francs, which are subject to provisions governing RFR Advances), a period of one or three months, in each case commencing on a Business Day selected by the Borrowers of such Advance pursuant to this Agreement. Any Interest Period of one week or one, three, or six months shall end on the day which corresponds numerically to such date one week or one, three, or six months thereafter, as applicable; provided, however, that if there is no such numerically corresponding day in such next, third, or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. The Eurocurrency Rate for a one-week Interest Period shall be determined using the Eurocurrency Rate for a one-month Interest Period that would otherwise start on the same day as the requested one-week period. Notwithstanding anything to the contrary set forth herein, as a result of a Benchmark Replacement, an Advance may no longer correspond with an Interest Period, and this definition of Interest Period shall be modified pursuant to Benchmark Replacement Conforming Changes to address such change.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s or any of its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” in any Person means (a) the acquisition (whether for cash, Property, services, assumption of Indebtedness, securities or otherwise, but excluding capital expenditures and acquisitions of inventory in the ordinary course of business) of assets, Equity Interests, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the lease or purchase of equipment, inventory or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“IRS” means the Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP98” means the “International Standby Practices 1998” published by the International Chamber of Commerce in ICC publication No. 590 (1998), or such later version thereof as may be in effect at the time of issuance of a Letter of Credit stated to be governed by the ISP98.

“Joint Venture Basket” means Indebtedness incurred by, Guaranties made by, or Investments made by, the Company or its Subsidiaries to support the Company’s consumer finance program (other than Acceptance Partnership) or other joint ventures in an aggregate amount not to exceed the greater of $750,000,000 or twenty percent (20%) of Consolidated Net Worth. For the avoidance of doubt, the Joint Venture Basket shall include obligations to purchase the Property of another Person from a creditor of such other Person who has repossessed such Property as a result of a default by such other Person under a retail consumer finance program financing arrangement with such creditor.

“KPI” has the meaning set forth in the Pricing Schedule.

“LC Fee” is defined in Section 2.19.4.

“LC Issuer” means U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank) or BofA in their respective capacities as issuers of Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs (including, for the avoidance of doubt, all Existing Letters of Credit) outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations. For the avoidance of doubt, a Facility LC which would have expired by its terms, but which has been extended due to the effect of Rule 3.14 of ISP98, will deemed to be outstanding for the purposes of determining the LC Obligations.

“LC Payment Date” is defined in Section 2.19.5.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes U.S. Bank in its capacity as Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof (in the case of the Administrative Agent) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“LIBO Interpolated Rate” means, at any time, with respect to any Term Benchmark Advance denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“LIBO Rate” means, with respect to any Term Benchmark Advance denominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to such Agreed Currency, then the LIBO Base Rate shall be the LIBO Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Term Benchmark Advance denominated in Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“LIBOR” means the London interbank offered rate.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).

“Loan” means a Revolving Loan, a Swing Line Loan, an Initial Term Loan, a 2021 Incremental Term Loan, or an Incremental Term Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty, any Pledge Agreements, any note or notes executed by the Borrowers in connection with this Agreement and payable to a Lender, and any other document or agreement, now or in the future, executed by any Borrower for the benefit of the Administrative Agent or any Lender in connection with this Agreement.

“Loan Party” or “Loan Parties” means, individually or collectively, the Borrowers, the Pledgors and the Guarantors.

“Material Acquisition” means any Permitted Acquisition that involves the payment of consideration (including, without limitation, the assumption of Indebtedness) by the Company and its Subsidiaries equal to or greater than $250,000,000.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual and contingent), operations, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $125,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides a commitment for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Material Subsidiary” means a Subsidiary that is a Guarantor or a Pledged Subsidiary.

“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuer in their sole discretion.

“Modify” and “Modification” are defined in Section 2.19.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Most Favored Lender Notice” means a written notice from the Company to Administrative Agent delivered promptly, and in any event within five (5) Business Days after the inclusion of any Financial Covenant or any event of default, definition or other provision relating to such Financial Covenant in a Note Agreement (including by way of amendment or other modification of any existing provision thereof), pursuant to Section 6.28, by an Authorized Officer of the Company in reasonable detail, including reference to Section 6.28, a verbatim statement of such Financial Covenant, event of default, definition, or other provision relating to such Financial Covenant and related to explanatory calculations, as applicable.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date minus the unrestricted and unencumbered cash and Cash Equivalent Investments of the Company and its Subsidiaries on such date, as such amount appears on the Company’s balance sheet; provided, that (x) no more than $300,000,000 in the aggregate of such cash and Cash Equivalent Investments shall be subtracted from Consolidated Funded Indebtedness at any time and (y) this clause (i) shall at no time be less than $0, to (ii) Consolidated EBITDA for the Company’s then most-recently ended four (4) fiscal quarters.

“New Lender” means any Lender that is not an Extending Lender.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” means an Existing Lender that elects not to execute this Agreement.

“Non-Extension Notice Date” is defined in Section 2.19.1(c).

“Non-Bank Lender” means any Lender that is not a Qualifying Bank.

“Non-Bank Rules” means, together, the 10 Non-Bank Rule and the 20 Non-Bank Rule.

“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” is defined in Section 2.13(d).

“Note Agreement” is defined in Section 6.28.

“Noteholders” means the holders from time to time of the Company’s Notes (for purposes of this definition only, as such term is defined in the NPAs) issued pursuant to the NPAs.

“NPAs” means that certain Master Note Purchase Agreement entered into as of the date hereof or as either may be modified hereafter without breach of the provisions of this Agreement and such other Master Note Purchase Agreement as may hereafter be made by the Company and the holders from time to time of the notes issued thereunder on substantially the same terms as the initial NPAs or supplement thereto as may be made by the Company with respect to additional Private Placement Indebtedness issued after the date hereof not to exceed Two Hundred Million Dollars ($200,000,000) as the same may thereafter be modified thereafter without breach of the provisions of this Agreement.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all obligations in connection with Cash Management Services, all obligations with respect to Rate Management Transactions with a Lender or any Affiliate of a Lender, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents; provided, that, “Obligations” shall not, in any event, include Excluded Swap Obligations.

“OFAC” means, the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Original Currency” is defined in Section 2.12(b).

“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(a) a request by the Company to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Company, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate, and

(b) the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the sum of (i) such Lender’s Outstanding Revolving Credit Exposure, plus (ii) such Lender’s Outstanding Initial Term Loan Credit Exposure and Outstanding 2021 Incremental Term Loan Credit Exposure.

“Outstanding 2021 Incremental Term Loan Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the aggregate principal amount of its 2021 Incremental Term Loans outstanding at such time.

“Outstanding Initial Term Loan Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the aggregate principal amount of its Initial Term Loans outstanding at such time.

“Outstanding Term Loan Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the sum of its Outstanding 2021 Incremental Term Loan Credit Exposure and its Outstanding Initial Term Loan Credit Exposure.

“PAI” means Polaris Acceptance, Inc., a Minnesota corporation.

“PAI Basket” means Guaranties made by, or Investments made by, (i) PAI as a general partner of Acceptance Partnership and (ii) the Company and PAI consisting of capital contributions or obligations to make capital contributions, in an amount not to exceed $750,000,000.

“Participant Register” is defined in Section 12.2.3.

“Participants” is defined in Section 12.2.1.

“PATRIOT Act” means, the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Payment Date” means (a) with respect to any Base Rate Loan (other than a Swingline Loan), the last day of each fiscal quarter of the Company, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date such Loan is made (or, if there is no such numerically corresponding day in such month, then the last day of such month), (c) with respect to any Term Benchmark Loan or other Eurocurrency Loan (other than an RFR Loan), as applicable, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Term Benchmark Advance or other applicable Eurocurrency Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid, (e) with respect to any other payment not specified above or otherwise herein, the last day of each fiscal quarter of the Company, and (f) the Facility Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” means an Acquisition by the Company or any of its Subsidiaries with respect to which all of the following are satisfied: (a) the Equity Interests, assets or line of business acquired are in a line of business complementary or similar to or a reasonable extension of the Company’s current line of business; (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition; (c) if the aggregate consideration to be paid for such Acquisition equals or exceeds $250,000,000 (including, without limitation, the amount of any Indebtedness assumed in connection with such Acquisition), the Company shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of an Authorized Officer of the Company (i) providing calculations on a pro forma basis of each of the financial covenants set forth in Section 6.25 after giving effect to such Acquisition both as of the actual date of such Acquisition and (B) as of the first day of the most recently ended fiscal quarter, which calculations shall demonstrate that, as of each such date, the Borrowers are or would have been in compliance with all of the financial covenants set forth in Section 6.25, and (ii) both before and after giving effect to such Acquisition, no Default or Event of Default exists; (d) as a result of the Acquisition, the Company or one of its Wholly-Owned Subsidiaries becomes the owner of the Equity Interests, assets or line of business acquired pursuant to the Acquisition; (e) both before and after giving effect to such Acquisition, no Default or Event of Default exists; (f) the Net Leverage Ratio, on a pro forma basis reflecting consummation of such Acquisition shall be in compliance with Section 6.25.2; (g) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date; and (h) such Acquisition is undertaken in accordance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which any party to such Acquisition may be subject.

“Permitted Investment” is defined in Section 6.16.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

“Pledge Agreement” means an agreement, however called, incorporating relevant foreign law to effect the pledge of Equity Interests of a Pledged Subsidiary as required by Section 6.2 and complying with Section 10.4 of the NPAs.

“Pledged Subsidiary” means a Foreign Subsidiary of the Company (i) with respect to which (A) sixty-five percent (65%) of the voting Equity Interests and (B) one hundred percent (100%) of the non-voting Equity Interests of such Foreign Subsidiary has been pledged to the Administrative Agent pursuant to a Pledge Agreement for the ratable benefit of the Lenders and, to the extent required by the NPAs, the Noteholders or (ii) which is a Wholly- Owned Subsidiary of a Pledged Subsidiary.

“Pledgor” means the Company or any other Subsidiary of the Company that enters into a Pledge Agreement.

“Pounds Sterling”, “Sterling” and “GBP” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Priority Debt” has the meaning provided in the NPAs.

“Private Placement Indebtedness” means Indebtedness of the Borrowers incurred pursuant to the NPAs or a private placement of senior notes issued after the Effective Date; provided, that any such Indebtedness issued after the Effective Date shall be issued either (i) pursuant to the NPAs as in effect on the Effective Date, or (ii) pursuant to definitive documentation which shall not contain representations, warranties, covenants or other provisions, including without limitation financial covenants, more restrictive than the representations, warranties, covenants and other provisions of this Agreement as of the date such Indebtedness is incurred, or provisions requiring security for such Indebtedness other than provisions requiring that such Indebtedness be secured equally and ratably with the Obligations (which shall be no more favorable to the holders of such Indebtedness than those set forth in the NPAs as of the Effective Date).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, (a) with respect to Revolving Loans, a portion equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitments, provided, however, if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (i) such Lender’s Outstanding Revolving Credit Exposure at such time by (ii) the Aggregate Outstanding Revolving Credit Exposure at such time; provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Revolving Commitment (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment and (b) with respect to Term Loans, a portion equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitment, provided, however, if all of the Term Loan Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (i) such Lender’s Outstanding Term Loan Credit Exposure at such time by (ii) the Aggregate Outstanding Term Loan Credit Exposure at such time; provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the aggregate Term Loan Commitments of all Term Lenders (disregarding any Defaulting Lender’s Term Loan Commitment) represented by such Lender’s Term Loan Commitment (except that no Lender is required to fund Term Loans to the extent that, after giving effect thereto, the aggregate amount of its outstanding Term Loans and funded would exceed the amount of its Term Loan Commitment (determined as though no Defaulting Lender existed)).

“Purchasers” is defined in Section 12.3.1.

“Qualifying Bank” means any person acting on its own account which is licensed as a bank under the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity, which is licensed as a bank under the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having its own bank personnel, premises, communication devices and decision making power, all in accordance with the Guidelines.

“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, or for any Eurocurrency Advance, (a) if the related Advance is a Term Benchmark Advance denominated in Dollars, two (2) Business Days before the first day of that Interest Period, (b) if the related Advance is a Term Benchmark Advance denominated in Euros, the earlier of two TARGET Days and two London Business Days (to the extent the two are not the same) before the first day of such Interest Period, (c) if the related Advance is an RFR Advance denominated in Pounds Sterling, five London Business Days before the day the applicable Advance is extended, (d) if the related Advance is an RFR Advance denominated in Swiss Francs, five (5) Business Days before the first day the applicable Advance is extended, (e) if the related Advance is denominated in Australian Dollars, three Business Days before the first day of such Interest Period and (f) if the related Advance is denominated in any other Agreed Currency, the date which is agreed to by the Lenders when they agree that such currency may be an Agreed Currency.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Properties” is defined in Section 5.16.

“Receivables Securitization Transaction” means any sale, factoring or securitization transaction involving accounts receivable (and related assets) that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, any accounts receivable (whether existing on the Effective Date or arising thereafter) of the Company or any Subsidiary, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all bank accounts specifically designated for the collection of such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving accounts receivable. Without limiting the foregoing, “Receivables Securitization Transaction” includes the transactions pursuant to the following agreements and any replacement arrangement with the same economic effect: (i) Amended and Restated Manufacturer’s Repurchase Agreement between Acceptance Partnership and the Company, Polaris Industries Inc., a Delaware corporation, and Polaris Sales Inc., a Minnesota corporation, dated February 28, 2011, or any amendment, restatement, renewal, novation or replacement thereof; (ii) Second Amended and Restated Manufacturer’s Financing Agreement between Polaris Industries Ltd. and GE Commercial Distribution Finance Canada (a predecessor in interest to Wells Fargo Capital Finance Corporation Canada) dated December 7, 2015 or any amendment, restatement, renewal, novation or replacement thereof; (iii) Purchase, Sale, Assignment and Amending Agreement by and between Polaris Industries Ltd. and GE Commercial Distribution Finance Canada dated July 21, 2006 or any amendment, restatement, renewal, novation or replacement thereof; (iv) Distributor’s Agreement between GE Commercial Corporation (Australia) Pty Ltd. and Polaris Sales Australia Pty Ltd. dated April 3, 2000, or any amendment, restatement, renewal, novation or replacement thereof; (v) Financial Agreement between Wells Fargo Bank International Unlimited Company (as novated from G.E. Capital Bank Unlimited (previously Transamerica Commercial Finance France)) and Polaris France S.A. dated April 20, 2001, or any amendment, restatement, renewal, novation or replacement thereof; (vi) Agreement between Wells Fargo Bank International Unlimited Company (as novated from G.E. Capital Bank Limited (previously Transamerica Commercial Finance Limited)) and Polaris Britain Limited dated June 14, 2002, as supplemented by a Supplemental Agreement dated June 14, 2002, or any amendment, restatement, renewal, novation or replacement thereof; (vii) Master Factoring Agreement between Wells Fargo Bank International Unlimited Company (as novated from G.E. Capital Bank Limited (previously GE Commercial Distribution Finance Europe Limited)) and Polaris Britain Limited dated February 29, 2008, or any amendment, restatement, renewal, novation or replacement thereof; (viii) Finance Sale Agreement between Polaris Scandinavia AB and Transamerica Commercial Finance Limited (n/k/a GE Commercial Distribution Finance Europe Limited) dated September 4, 2003 (Sweden), or any amendment, restatement, renewal, novation or replacement thereof; (ix) Finance Sale Agreement between Polaris Scandinavia AB and Transamerica Commercial Finance Limited (n/k/a GE Commercial Distribution Finance Europe Limited) dated September 4, 2003 (Norway), or any amendment, restatement, renewal, novation or replacement thereof; (x) Master Factoring Agreement between Wells Fargo Bank International Unlimited Company (as novated from G.E. Capital Bank Limited (previously G.E. Commercial Distribution Finance GmbH)) and Polaris Germany GmbH dated July 27, 2007, or any amendment, restatement, renewal, novation or replacement thereof; (xi) Collaboration Agreement dated June 10, 2009 by and between Banco Español de Credito S.A. and Polaris Sales Spain S. L., or any amendment, restatement, renewal, novation or replacement thereof; (xii) Agreement for the Purchase and Sale of Accounts Receivable between Polaris Sales Inc, a Minnesota Corporation, and Polaris Acceptance, an Illinois general partnership, dated June 18, 2014, or any amendment, restatement, renewal, novation or replacement thereof; (xiii) Master Factoring Agreement between Polaris Limited, China and Wells Fargo CDF Commercial Factoring (China) Company Limited (previously known as GE Factoring Company Limited) dated June 14, 2013 or any amendment, restatement, renewal, novation or replacement thereof; (xiv) Distributor Agreement among Wells Fargo International (Australia Pty Limited, Wells Fargo International Finance (New Zealand) Limited and Polaris Sales Australia Pty Ltd. dated February 16, 2018, or any amendment, restatement, renewal, novation or replacement thereof; and (xv) Exclusive Program Agreement, dated May 1, 2017, by and among the Boat Holdings, LLC, Highwater Marine LLC, Pontoon Boat, LLC, TCF Inventory Finance, Inc. and TCF Commercial Finance Canada, Inc., as amended by the First Amendment to Exclusive Program Agreement dated August 20, 2017, and as supplemented by that certain Exclusive Program Letter, dated as of May 1, 2017 or any amendment, restatement, renewal, novation or replacement thereof.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then 4 Business Days prior to such setting, (4) if the RFR for such Benchmark is SARON, then 4 Business Days prior to such setting or (5) if such Benchmark is none of the LIBO Rate, the EURIBOR Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.

“Register” is defined in Section 12.3.4.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the LIBO Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the EURIBOR Rate, (iii) with respect to any Advance denominated in Sterling or Swiss Francs, the applicable Daily Simple RFR, as applicable, and (iv) with respect to any Advance in any other Agreed Currency, the Eurocurrency Rate therefor.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the LIBO Screen Rate, or (ii) with respect to any Term Benchmark Advance denominated in Euros, the EURIBOR Screen Rate.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.6(a).

“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserve Requirement” means, with respect to an Interest Period, any day on which interest is determined for an RFR Loan or any other Advance where legal or regulatory requirements include the following type of reserve, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on Eurocurrency liabilities (i) under Regulation D or (ii) by any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” or “restricted payment” means any dividend or other distribution (to be paid in cash) with respect to any Equity Interest in the Company or any Subsidiary of the Company other than a Wholly-Owned Subsidiary, or any payment (to be paid in cash), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary thereof or any option, warrant or other right to acquire any such Equity Interests in the Company or any such Subsidiary.

“Revolving Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrowers in an aggregate amount not exceeding the amount set forth on Schedule 1.1, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Outstanding Revolving Credit Exposure.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1(a) (or any conversion or continuation thereof).

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Swiss Francs, SARON.

“RFR Administrator” means the SONIA Administrator or the SARON Administrator.

“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctioned Country” means at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means at any time, (a) any Person or group listed in any Sanctions- related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley Act of 2002, in each case as amended, and the rules and regulations and applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated thereunder.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person or any other Person.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Lien” is defined in Section 2.27.9.

“Stated Rate” is defined in Section 2.21.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries taken as a whole or Property which is responsible for more than 10% of the Consolidated Net Income of the Company and its Subsidiaries taken as a whole, in each case, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Swap Counterparty” means, with respect to any swap with any Lender, any person or entity that is or becomes a party to such swap.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act between a Lender and one or more Swap Counterparties.

“Swing Line Borrowing Notice” is defined in Section 2.4.2.

“Swing Line Lender” means U.S. Bank or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Loan” means a Loan made available to the Company by the Swing Line Lender pursuant to Section 2.4.

“Swing Line Sublimit” means the maximum principal amount of Swing Line Loans the Swing Line Lender may have outstanding to the Company at any one time, which, as of the Effective Date, is $100,000,000.

“Swiss Borrower” means a Borrower that is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Federal Withholding Tax Act” means the Swiss Federal Withholding Tax Act (Bundesgesetz uber die Verrechnungssteuer vom 13. Oktober 1965); together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Franc” and “CHF” means the lawful currency of the Swiss Confederation.

“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).

“Synthetic Lease” means any synthetic leases, tax retention operating lease, off-balance sheet loans or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for settlement of payments in Euro.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the LIBO Rate or the EURIBOR Rate.

“Term Lender” means, as of any date of determination, a Lender having an Initial Term Loan Commitment or a 2021 Incremental Term Loan Commitment.

“Term Loan Commitment” means, for each Lender, the obligation of such Lender to make Initial Term Loans or 2021 Incremental Term Loans.

“Term Loan” means, with respect to a Lender, such Lender’s Initial Term Loan or 2021 Incremental Term Loan.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.3 that is not Term SOFR.

“Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Advance, its nature as a Base Rate Advance or a Eurocurrency Advance (which also may differentiate between Term Benchmark Advances, RFR Advances and other Eurocurrency Advances) and with respect to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan (which also may differentiate between Term Benchmark Loans, RFR Loans and other Eurocurrency Loans).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.            Loan Classes. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Advances also may be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “Eurocurrency Advance”) or by Class and Type (e.g., a “Eurocurrency Revolving Advance”).

1.3.            Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time

1.4.            LIBOR Notifications. The interest rate for certain Eurocurrency Advances and Daily LIBO Loans is determined by reference to the Eurocurrency Base Rate and Daily LIBO Base Rate, respectively, which is derived from LIBOR. Section 3.3 provides a mechanism for (a) determining an alternative rate of interest if LIBOR is no longer available or in the other circumstances set forth in Section 3.3, and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of Eurocurrency Base Rate, Daily LIBO Base Rate, or any other similar definition in respect of interest rates, as applicable, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.3, will have the same value as, or be economically equivalent to, the Eurocurrency Base Rate or Daily LIBO Base Rate, as applicable.

ARTICLE II
THE CREDITS

2.1.            Commitments.

2.1.1.        Revolving Facility. From and including the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrowers in Agreed Currencies, participate in Facility LCs issued in Agreed Currencies, and participate in Facility LCs issued in Discretionary Currencies at the discretion of an LC Issuer, in each case upon the request of the Borrowers; provided, that (i) after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, the Dollar Amount of each Lender’s Outstanding Revolving Credit Exposure shall not exceed its Revolving Commitment, and (ii) all Base Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, each Borrower may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date; provided, that a Foreign Borrower may only borrow in its respective Designated Currencies. The Revolving Commitments shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.1.2.        Initial Term Loan Facility. Various term loans were outstanding under the Agreement prior to the Amendment No. 3 Effective Date. As of the Amendment No. 3 Effective Date, the Lenders agreed that all such term loans would constitute Term Loans of the same Class hereunder (the “Initial Term Loans”). Provisions regarding the accrual of interest and fees, and payment of principal, are the same for all such Initial Term Loans as of the Amendment No. 3 Effective Date. Each Lender agreed that the Administrative Agent could make such adjustments and reallocations as necessary to give effect to the foregoing (including implementing a cashless settlement mechanism as needed). Schedule 1.1 sets forth the principal amounts owing to the Lenders in respect of the Initial Term Loans as of the Amendment No. 3 Effective Date. Amounts repaid in respect of Initial Term Loans may not be reborrowed. All Initial Term Loans are and shall be denominated in Dollars.

2.1.3. 2021 Incremental Term Loan Facility. Subject to the terms and conditions hereof, each Lender agrees to make available loans in the amount of such Lender’s 2021 Incremental Term Loan Commitment to the Company in Dollars (each, a “2021 Incremental Term Loan” and, collectively, the “2021 Incremental Term Loans”) on the 2021 Incremental Term Loan Effective Date. Amounts repaid in respect of 2021 Incremental Term Loans may not be reborrowed.

2.2.            Determination of Dollar Amounts; Required Payments; Termination. The Administrative Agent will determine the Dollar Amount of all outstanding and requested Advances and Facility LCs on each Computation Date. If at any time (a) the Dollar Amount of the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment, the Borrowers shall immediately make a payment on the Obligations sufficient to eliminate such excess and the Dollar Amount of the aggregate amount of outstanding Facility LCs (less any amount already held by the Administrative Agent in the Facility LC Collateral Account) exceeds one hundred five percent (105%) of the Facility LC Sublimit, the Borrowers shall immediately pay the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the excess of the aggregate amount of outstanding Facility LCs (less any amount already held by the Administrative Agent in the Facility LC Collateral Account) over the Facility LC Sublimit. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date or, as to Outstanding Revolving Credit Exposure as to which there shall have been an Extension, the Extended Termination Date, as the case may be.

2.3.            Ratable Loans; Types of Advances. Each Revolving Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Revolving Lenders ratably according to their Pro Rata Shares. The Revolving Advances may be Base Rate Advances or Eurocurrency Advances, or a combination thereof, selected by a Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by a Borrower in accordance with Section 2.4. Each Term Loan Advance hereunder shall consist of Term Loans made from the several Term Lenders ratably according to their Pro Rata Shares. The Term Loan Advances may be Base Rate Advances or Eurocurrency Advances.

2.4.            Swing Line Loans.

2.4.1. Amount of Swing Line Loans. Subject to the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Company may request that the Swing Line Lender, on the terms and conditions set forth in this Agreement, make Swing Line Loans in Dollars to the Company from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit; provided, that (a) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and (b) at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, plus (iii) the Swing Line Lender’s Pro Rata Share of the LC Obligations, exceed the Swing Line Lender’s Revolving Commitment at such time. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date. Swing Line Loans shall only be made in Dollars. The making of Swing Line Loans shall be in the discretion of the Swing Line Lender.

2.4.2. Borrowing Notice. Any request by the Company for a Swing Line Loan shall be in writing, or by telephone promptly confirmed in writing or by e-mail (a “Swing Line Borrowing Notice”), and must be given to the Administrative Agent and the Swing Line Lender not later than 2:00 p.m. (Central time) on the Borrowing Date of any requested Swing Line Loan. The Swing Line Borrowing Notice must specify (a) the applicable Borrowing Date (which date shall be a Business Day), (b) the aggregate amount of the requested Swing Line Loan, which shall be an amount not less than $100,000 or the equivalent amount and (iii) whether such Swing Line Loan shall bear interest at the Base Rate, the Daily LIBO Rate or such other rate of interest agreed to by the Company and the Swing Line Lender.

2.4.3. Making of Swing Line Loans; Participations. Not later than 3:00 p.m. (Central time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Company on the Borrowing Date at the Administrative Agent’s aforesaid address. Each time that a Swing Line Loan is made by the Swing Line Lender pursuant to this Section 2.4.3, the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender a participation in such Swing Line Loan in proportion to its Pro Rata Share.

2.4.4. Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Company on the date selected by the Administrative Agent upon at least one (1) Business Day’s notice in writing, or by telephone promptly confirmed in writing or by e- mail to the Company. In addition, the Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.4.3 or require each Lender (including the Swing Line Lender) to make a Revolving Loan to the Company in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m. (Central time) on the date of any notice received pursuant to this Section 2.4.4, each Lender shall make available its required Revolving Loan, in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.4.4 shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.4.4 to repay Swing Line Loans or to fund the participation acquired pursuant to Section 2.4.3 shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Company, the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4.4, interest shall accrue thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Facility Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.

2.5.            Facility Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share of the Revolving Loans a facility fee in Dollars (the “Facility Fee”) at a per annum rate equal to the Applicable Facility Fee Rate on the average daily Aggregate Revolving Commitment from the Effective Date to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date.

2.6.            Minimum Amount of Each Advance. Each Eurocurrency Advance shall be in the minimum amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000, and each Base Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $1,000,000, provided, however, that any Revolving Base Rate Advance may be in the amount of the Available Aggregate Revolving Commitment and any Term Base Rate Advance may be in the amount of the Available Aggregate Term Loan Commitment.

2.7.            Reductions in Aggregate Commitment; Optional and Mandatory Principal Payments. The Borrowers may permanently reduce the Revolving Commitment in whole, or in part ratably among the Lenders, in each case, in integral multiples of $50,000,000, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Revolving Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure and the Term Loan Commitment may not be reduced below the Aggregate Outstanding Term Loan Credit Exposure. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. The Borrowers may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans), or, if less, in integral multiples of $1,000,000, any portion of the outstanding Base Rate Advances (other than Swing Line Loans) upon same day notice to the Administrative Agent (by 11:00 a.m.(Central time)). The Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 10:00 a.m. (Central time) on the date of repayment. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in an aggregate amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000, any portion of the outstanding Eurocurrency Advances upon three (3) Business Days’ prior written notice to the Administrative Agent. All voluntary prepayments of Term Loans pursuant to this Section 2.7 shall be applied to scheduled principal installments of the Term Loans as directed by the Borrowers; provided that, upon the occurrence and during the continuation of any Event of Default, all voluntary prepayments of Term Loans pursuant to this Section 2.7 shall be applied to scheduled principal installments of the Term Loans in inverse order of maturity.

2.8.            Method of Selecting Types, Classes and Interest Periods for New Advances. The Borrower requesting an Advance shall select the Type and Class of Advance and, in the case of the applicable Eurocurrency Advance, the Agreed Currency applicable thereto and, other than for an RFR Advance, the Interest Period therefor. Such Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D (a “Borrowing Notice”) not later than (1) 11:00 a.m. (Central time) on the Borrowing Date of each Base Rate Advance (other than a Swing Line Loan), (2) three (3) Business Days before the Borrowing Date for each Term Benchmark Advance in Dollars, (3) three (3) Business Days before the Borrowing Date for each Term Benchmark Advance in Euros, (4) five (5) Business Days before the Borrowing Date for each RFR Advance in Sterling, (5) five (5) Business Days before the Borrowing Date for each RFR Advance in Swiss Francs, and (6) and four (4) Business Days before the Borrowing Date for each Eurocurrency Advance in an Agreed Currency other than those listed above, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected,

(iv)	the Class of Advance selected, and

(v)	in the case of each Eurocurrency Advance, the Agreed Currency therefor, whether such Advance is a Term Benchmark Advance, an RFR Advance or another Type of Eurocurrency Advance, and, if applicable, the Interest Period therefor (which, in the case of a Foreign Borrower in respect of Agreed Currencies, shall be in one of the Designated Currencies applicable to such Foreign Borrower).

Not later than 1:00 p.m. (Central time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to such Borrower at the Administrative Agent’s aforesaid address.

2.9.            Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances (other than Swing Line Loans) are converted into Eurocurrency Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.4.4 or 2.7. RFR Advances shall continue as RFR Advances unless and until such RFR Advances are converted into Eurocurrency Advances of a different Type pursuant to this Section 2.9 or are repaid in accordance with Section 2.4.4 or 2.7. Each Term Benchmark Advance denominated in Dollars shall continue as a Term Benchmark Advance until the end of the then applicable Interest Period therefor, at which time such Term Benchmark Advance shall be automatically converted into a Base Rate Advance unless (x) such Term Benchmark Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower of such Term Benchmark Advance shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Each Term Benchmark Advance denominated in Euros and each other Eurocurrency Advance other than those denominated in Dollars, Sterling or Swiss Francs shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower of such Eurocurrency Advance shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period or that such Eurocurrency Advance be converted to an Advance in Dollars. Subject to the terms of Section 2.6, the Borrowers may elect from time to time to convert all or any part of a Base Rate Advance (other than a Swing Line Loan) into a Eurocurrency Advance, or an RFR Advance into a different Type of Eurocurrency Advance or a Base Rate Advance. The Borrower of an Advance shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Advance into a Eurocurrency Advance, conversion of a Eurocurrency Advance to a Base Rate Advance, or continuation of a Eurocurrency Advance (where applicable) not later than 11:00 a.m. (Central time) at least (x) five (5) Business Days prior to the date of a requested conversion if to be made as an RFR Advance, (y) four (4) Business Days for any Eurocurrency Advance in an Agreed Currency other than Dollars and not constituting an RFR Advance, whether in respect of a conversion or continuation, and (z) three (3) Business Days for any other Advance prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the Agreed Currency amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period (if applicable to the relevant Agreed Currency) applicable thereto.

After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than ten (10) Interest Periods in effect hereunder (which, for purposes hereof, shall include each RFR Advance as utilizing one of such Interest Periods); provided that there shall be no more than five (5) Interest Periods (including RFR Advances for purposes hereof) in effect with respect to all of the Advances denominated in Agreed Currencies (other than Dollars) at any time.

Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.

2.10.        Interest Rates. Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Base Rate for such day. Each RFR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from an RFR Advance into another Type of Eurocurrency Advance or into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into such a Eurocurrency Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Daily RFR Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Base Rate, the Daily LIBO Rate or such other interest rate as agreed to by the Company and the Swing Line Lender. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance, RFR Advance or Daily LIBO Loan will take effect simultaneously with each change in the Alternate Base Rate, Daily RFR Rate, Daily LIBO Base Rate or Applicable Margins, respectively. Each Eurocurrency Advance (other than RFR Advances) shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule. Any Term Benchmark Loan converted to another Type of Loan prior to the end of the current Interest Period therefor shall have accrued interest in respect thereof paid on the effective date for such conversion. No Interest Period may end after the Facility Termination Date.

2.11.        Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.10, but subject to the remainder of this Section 2.11, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of an Event of Default, the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that, unless repaid:

2.11.1. each RFR Advance shall be converted to a Base Rate Advance in Dollars;

2.11.2. each Term Benchmark Advance denominated in Dollars shall be converted to a Base Rate Advance at the end of the Interest Period applicable thereto;

2.11.3. each Term Benchmark Advance and other Eurocurrency Advance denominated in an Agreed Currency other than Dollars but not constituting an RFR Advance shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans or other Eurocurrency Loans denominated in any Agreed Currency other than Dollars shall either be (i) converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Approximate Dollar Amount of such Agreed Currency) at the end of the Interest Period, as applicable, therefor or (ii) prepaid at the end of the applicable Interest Period, as applicable, in full;

2.11.4. each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum; and

2.11.5. the LC Fee shall be increased by 2.00% per annum.

If no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by the applicable Borrower of such a notice and (y) the last day of the current Interest Period if in respect of a Term Benchmark Loan or other Eurocurrency Loan that is not an RFR Loan, the applicable Borrower shall be deemed to have elected to convert the applicable Loan to a Base Rate Loan. Notwithstanding the foregoing or anything to the contrary set forth herein, during the continuance of an Event of Default under Section 7.9 or 7.10, the increases by 2.00% in interest rates and the LC Fee shall be applicable automatically to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been cured or waived, the interest rate applicable to advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.

2.12.        Method of Payment; Repayment of Term Loans.

(a) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation (or Lending Installations in the event different Lending Installations are designated for Obligations denominated in different Agreed Currencies) of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by 1:00 p.m. (Central time) on the date when due and shall (except (i) with respect to repayments of Swing Line Loans, (ii) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or (iii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge accounts of the Borrowers maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as they becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrowers to the LC Issuer pursuant to Section 2.19.6. Notwithstanding anything to the contrary herein, reimbursements pursuant to Section 2.19.5 and Section 2.19.6 of amounts paid by the LC Issuer in respect of Facility LCs shall be paid in Dollars in an amount equal to the Dollar Amount of such amounts determined by such LC Issuer as of the applicable LC Payment Date.

(b)    The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Facility Termination Date or, as to Outstanding Revolving Credit Exposure as to which there shall have been an Extension, the Extended Termination Date, as the case may be. Beginning with the first Payment Date occurring after the Effective Date on each Payment Date thereafter (or, if such date is not a Business Day, on the immediately preceding Business Day), the Borrowers shall make quarterly payments of principal on the Initial Term Loans in an amount equal to one and one quarter percent (1.25%) of the aggregate of the Outstanding Initial Term Loan Credit Exposures. To the extent not previously paid, all unpaid Initial Term Loans shall be paid in full in cash by the Borrowers on the Facility Termination Date. Subject to any prepayments from time to time made by the Company, the 2021 Incremental Term Loans shall be repaid in full in cash by the Borrowers on the 2021 Incremental Facility Termination Date.

(c) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the Borrower of such Advance is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

2.13.        Noteless Agreement; Evidence of Indebtedness.

(a)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)         The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c)          The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d)           Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans, Swing Line Loans and Term Loans, respectively, substantially in the form of Exhibit E-1 and E-3 in the case of the Domestic Borrowers or Exhibit E-2 and E-4, in the case of any Foreign Borrower, with appropriate changes for notes evidencing Swing Line Loans and notes evidencing 2021 Incremental Term Loans (each a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.

2.14.        Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of a Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice made by such Borrower authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.

2.15.        Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance, each RFR Advance and each Swing Line Loan shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the Effective Date and at maturity. Interest accrued on each Eurocurrency Advance (other than RFR Advances) shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three (3) month interval during such Interest Period. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that (i) interest on Advances denominated in Pounds Sterling, (ii) interest on Advances denominated in Australian Dollars and (iii) interest at the Base Rate shall each be calculated for actual days elapsed on the basis of a 365 or 366-day year, as the case may be. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

2.16.        Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the currency and interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17.        Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18.        Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

2.19.        Facility LCs.

2.19.1. Issuance; Facility LC Amounts. (a) Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit denominated in Dollars, any other Agreed Currency, or any Discretionary Currency acceptable to such LC Issuer (each Letter of Credit issued on and after the Effective Date pursuant to this Section 2.19, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of a Borrower; provided that immediately after each such Facility LC is issued or Modified (as confirmed by such LC Issuer with the Administrative Agent in writing prior to the issuance or Modification of such Facility LC), (i) the aggregate Dollar Amount of the outstanding LC Obligations shall not exceed the Facility LC Sublimit and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. Subject to the foregoing and the remainder of this Section 2.19, each LC Issuer agrees to issue Facility LCs up to the amount of the Facility LC Sublimit; provided, that the amount available to be issued by one LC Issuer shall be reduced by the outstanding face amount of Facility LCs issued by the other LC Issuer (by way of example only, if U.S. Bank issues Facility LCs with an aggregate outstanding face amount equal to $75,000,000, then BofA may only issue Facility LCs with an aggregate outstanding face amount equal to $25,000,000). Unless approved by all the Lenders, no Facility LC shall have an expiry date later than one year after its issuance.

(b)         No LC Issuer shall be under any obligation to issue any Facility LC if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC, or any law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Facility LC in particular or shall impose upon the LC Issuer with respect to such Facility LC any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the LC Issuer in good faith deems material to it; or (ii) the issuance of such Facility LC would violate one or more policies of the LC Issuer applicable to Letters of Credit generally.

(c)          If a Borrower so requests, an LC Issuer may, in its sole and absolute discretion, agree to issue an Auto-Extension Facility LC; provided that any such Auto-Extension Facility LC must permit the LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Facility LC) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Facility LC is issued. Unless otherwise directed by such LC Issuer, the applicable Borrower shall not be required to make a specific request to the LC Issuer for any such extension. Once an Auto-Extension Facility LC has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the extension of such Facility LC at any time; provided, however, that the LC Issuer shall not permit any such extension if (A) the LC Issuer has determined (or has been advised by the Administrative Agent on or before the day that is seven Business Days before the Non-Extension Notice Date) that it would not be permitted, or would have no obligation, at such time to issue such Facility LC in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (i) or (ii) of Section 2.19.1(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the LC Issuer not to permit such extension.

(d)          Unless otherwise specified herein, the amount of a Facility LC at any time shall be deemed to be the Dollar Amount of the stated amount of such Facility LC in effect at such time; provided, however, that with respect to any Facility LC that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Facility LC shall be deemed to be the Dollar Amount of the maximum stated amount of such Facility LC after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.19.2. Participations. Upon the satisfaction of the conditions precedent set forth in Section 4.l, in the case of the Existing Letters of Credit, or otherwise upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.19.3. Notice. Subject to Section 2.19.1, a Borrower shall give the Administrative Agent notice prior to 10:00 a.m. (Central time) at least two (2) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the LC Issuer and each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that such Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). The LC Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that the LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, the LC Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.19.4. LC Fees. Each Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC issued for the account of such Borrower, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurocurrency Loans constituting Term Benchmark Loans in effect from time to time on the original face amount of the Facility LC for the period from the date of issuance to the scheduled expiration date of such Facility LC, such fee to be payable in arrears on each Payment Date (the “LC Fee”). Such Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee in an amount agreed upon between the LC Issuer and such Borrower and (y) on demand, all amendment, drawing and other fees regularly charged by the LC Issuer to its letter of credit customers and all out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.

2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and the Borrower for which such Facility LC was issued and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Company and any such Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment), each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer through the Administrative Agent on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.19.6 below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Eastern time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Advances.

2.19.6. Reimbursement by Borrowers. The Domestic Borrowers and any Foreign Borrower for which a Facility LC was issued shall be irrevocably and unconditionally obligated to reimburse the LC Issuer through the Administrative Agent on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither any Domestic Borrower, nor such Foreign Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Domestic Borrower, such Foreign Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment) in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by any Domestic Borrower or such Foreign Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% per annum plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. The Administrative Agent will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from a Domestic Borrower or a Foreign Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer through the Administrative Agent in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Domestic Borrowers or a Foreign Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.19.7. Obligations Absolute. Each of the Domestic Borrower’s and any applicable Foreign Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and each Borrower’s Reimbursement Obligation in respect of its Facility LCs issued shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of their Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Domestic Borrowers and each applicable Foreign Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment), shall be binding upon such Borrower(s) and shall not put the LC Issuer or any Lender under any liability to any Borrower. Nothing in this Section 2.19.7 is intended to limit the right of a Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

2.19.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.19.9. Indemnification. In addition to their other obligations under this Agreement, the Borrowers hereby agree to protect, indemnify, pay and hold the LC Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable counsel fees and disbursements) that the LC Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the LC Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”). As between the Borrowers and the LC Issuer, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. In the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment), the LC Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the LC Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the LC Issuer’s rights or powers hereunder.

2.19.10. Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC (as determined by a court of competent jurisdiction by final and non-appealable judgment) after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

2.19.11. Facility LC Collateral Account. The Company agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC issued for the account of any Borrower, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (each, a “Facility LC Collateral Account”), in the name of the Company but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which neither the Company nor any other Borrower shall have an interest other than as set forth in Section 8.1. The Company hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Company’s right, title and interest in and to all funds which may from time to time be on deposit in a Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations of the Company and the Foreign Borrowers. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. No later than the fifth Business Day prior to the Facility Termination Date, the Borrowers will deposit into the Facility LC Collateral Account Cash Collateral in an amount equal to the sum of (a) 105% of the Dollar Amount of LC Obligations with respect to Facility LCs denominated in Agreed Currencies, plus (b) 115% of the Dollar Amount of LC Obligations with respect to Facility LCs denominated in Discretionary Currencies. Except as specifically required in the preceding sentence, nothing in this Section 2.19.11 shall require, or obligate the Administrative Agent to require, the Company or any other Borrower to deposit any funds in a Facility LC Collateral Account, or limit the right of the Administrative Agent to release any funds held in a Facility LC Collateral Account in each case other than as required by Section 8.1.

2.19.12. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.20.        Replacement of Lender. If the Borrowers are required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into Eurocurrency Advances shall be suspended pursuant to Section 3.3 or if any Lender defaults in its obligation to make a Loan, reimburse the LC Issuer pursuant to Section 2.19.5 or the Swing Line Lender pursuant to Section 2.4.4 or declines to approve an amendment or waiver that is approved by the Required Lenders or otherwise becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), the Company may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement; provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement; and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.21.        Limitation of Interest. The Borrowers, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided that, to the maximum extent permitted by applicable law, any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (i) any interest in excess of the maximum amount of non-usurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (ii) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrowers’ obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

2.22.        Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)	Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)	Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer and Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposure of such Lenders to the Aggregate Outstanding Credit Exposure of all Revolving Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs or Swing Line Loans; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	Certain Fees.

(A)             [reserved];

(B)              Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d);

(C)              Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d); and

(D)             With respect to any fees not required to be paid to any Defaulting Lender pursuant to clauses  (B) or (C) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)	Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, each Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)	Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, each Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).

(b)           Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swing Line Lender and the LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          New Facility LCs. So long as any Lender is a Defaulting Lender, the LC Issuer shall not be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)          Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the LC Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)	Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, each Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)	Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.

(iii)	Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the LC Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.23.        Market Disruption. Notwithstanding the satisfaction of all applicable conditions referred to in Article II and Article IV with respect to any Advance or Facility LC in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance or the date of issuance of such Facility LC any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance or Facility LC to be denominated in the Agreed Currency specified by a Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans or Facility LC shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Loans, unless such Borrower notifies the Administrative Agent at least one (1) Business Day before such Borrowing Date (in the event that the Administrative Agent has given such notice to such Borrower no later than two (2) Business Days prior to such Borrowing Date and otherwise as soon as practicable in the circumstances but in any case prior to the making of such Advance or issuance of such Facility LC) that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.

2.24.        Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

2.25.        Increase Option. The Borrowers may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 or such lower amount as the Borrowers and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases in the Revolving Commitments and all such Incremental Term Loans does not exceed $950,000,000; provided, that the amount available under this Section 2.25 after giving effect to Amendment No. 4 and the 2021 Incremental Term Loans shall equal $450,000,000. The Borrowers may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities that are Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), agreeing to increase their existing Revolving Commitments, participate in Incremental Term Loans, or extend new Revolving Commitments, as the case may be; provided, that (i) each Augmenting Lender and each Increasing Lender shall be subject to the reasonable approval of the Company, the Administrative Agent and the LC Issuer and (ii) (x) in the case of an Increasing Lender, the Borrowers and such Increasing Lender execute an agreement substantially in the form of Exhibit F hereto, and (y) in the case of an Augmenting Lender, the Borrowers and such Augmenting Lender execute an agreement substantially in the form of Exhibit G hereto. No consent of any Lender (other than the Lenders participating in the increase in Revolving Commitments or any Incremental Term Loans) shall be required for any increase in Revolving Commitments or Incremental Term Loans pursuant to this Section 2.25. For the avoidance of doubt, no Lender shall be under any obligation to become an Increasing Lender and any such decision whether to increase its Revolving Commitment or make an Incremental Term Loan shall be in such Lender’s sole and absolute discretion. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.25 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loan, (A) the conditions set forth in paragraphs (i) and (ii) of Section 4.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of each Borrower and (B) the Borrowers shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.25 as of the last day of the most recent fiscal quarter for which financial statements have been provided pursuant to Section 6.1 ended prior to giving effect to the applicable increase under this Section 2.25, and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) for any increase in the Revolving Commitments, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers, in accordance with the requirements of Section 2.8). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan with an Interest Period or otherwise subject to the benefit of Section 3.4, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods or as otherwise contemplated by Section 3.4. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the Term Loans, (b) may mature earlier than the Facility Termination Date (and may have amortization prior to such date), and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Facility Termination Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Facility Termination Date, (ii) the Incremental Term Loans may be priced differently from the Revolving Loans, Term Loans and from previously issued Incremental Term Loans, and (iii) Incremental Term Loans may mature earlier than Revolving Loans, Term Loans or other previously-extended Incremental Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.25. On the effective date of the issuance of the Incremental Term Loans, each Lender that has agreed to extend such an Incremental Term Loan shall make its ratable share thereof available to the Administrative Agent, for remittance to the Borrowers, on the terms and conditions specified by the Administrative Agent at such time. Nothing contained in this Section 2.25 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

This Section shall supersede any provisions in Section 8.3 or 11.2 to the contrary.

2.26.          Foreign Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent and all of the Lenders, add as a party to this Agreement any Foreign Subsidiary to be a Foreign Borrower hereunder by (a) the execution and delivery to the Administrative Agent and the Lenders of a duly completed Assumption Letter by the Company and such Foreign Subsidiary (which Assumption Letter shall include a designation of the Agreed Currencies in which such Foreign Borrower may borrow Advances hereunder), with the consent and acknowledgement of the Administrative Agent, (b) the satisfaction of the conditions set forth in Section 4.3 and (c) delivery to the Administrative Agent and the Lenders of such other opinions, agreements, documents, certificates or other items as may reasonably be required by the Administrative Agent. Upon such execution, delivery and consent, such Foreign Subsidiary shall for all purposes be a party hereto as a Foreign Borrower, authorized to borrow in its Designated Currencies, as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Foreign Borrower under this Agreement and all other Foreign Borrower Obligations of such Foreign Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Foreign Subsidiary’s status as a “Foreign Borrower” (it being understood and agreed that such Foreign Borrower shall remain liable with respect to indemnification and similar obligations incurred prior to such termination). The Administrative Agent shall give the Lenders written notice of the addition of any Foreign Borrower to this Agreement.

2.27.          Liability of the Borrowers.

2.27.1. Liability. EACH DOMESTIC BORROWER AGREES THAT IT IS LIABLE FOR THE PAYMENT OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE L/C ISSUER CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY DOMESTIC BORROWER IN THEIR SOLE AND UNLIMITED DISCRETION. EACH FOREIGN BORROWER IS LIABLE ONLY FOR ITS FOREIGN BORROWER OBLIGATIONS, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY LOAN DOCUMENT.

2.27.2. Borrowers’ Agent. Each Borrower, by executing this Agreement or by entering into an Assumption Letter becoming a party to this Agreement, appoints the Company as its agent for purposes of carrying out the obligations and enforcing the rights of the Borrowers hereunder. All notices to be given to the Borrowers hereunder may be delivered to the Company as agent for the Borrowers and all actions to be taken by a Borrower hereunder may be taken by such Borrower or by the Company as agent for such Borrower.

2.27.3. Waivers of Defenses. The Obligations of each Domestic Borrower for the Domestic Borrower Obligations or the Foreign Borrower Obligations shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of such Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) at a time after any obligation of the Administrative Agent, the Lenders or the LC Issuer hereunder to extend credit shall have expired or been terminated. The purpose and intent of this Agreement is that the Domestic Borrower Obligations and the Foreign Borrower Obligations constitute the direct and primary obligations of the Domestic Borrowers, and that the covenants, agreements and all obligations of the Domestic Borrowers with respect thereto hereunder be absolute, unconditional and irrevocable. Each Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations for which it is liable, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

2.27.4. Actions Not Required. Each Borrower, to the extent permitted by applicable law, hereby waives any and all right to cause a marshaling of the assets of any other Borrower or any other action by any court or other governmental body with respect thereto or to cause the Administrative Agent, the Lenders or the LC Issuer to proceed against any security for the Obligations or any other recourse which they may have with respect thereto and further waives any and all requirements that the Administrative Agent, the Lenders or the LC Issuer institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Borrower under this Agreement.

2.27.5. Subrogation. Notwithstanding any payment or payments made by any Borrower hereunder or any setoff or application of funds of any Borrower by the Administrative Agent, the Lenders or the LC Issuer, no Borrower shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Lenders or the LC Issuer against any other Borrower or any Guarantor or any collateral security or guaranty or right of offset held by the Administrative Agent, any Lender or the LC Issuer for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any Guarantor in respect of payments made by such Borrower hereunder, until all amounts owing to the Administrative Agent, the Lenders and the LC Issuer by the Borrowers on account of the Obligations are irrevocably paid in full.

2.27.6. Recovery of Payment. If any payment received by the Administrative Agent, the Lenders or the LC Issuer and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and each Borrower liable on such Obligations shall be jointly and severally liable for such Obligations as fully as if such application had never been made. References in this Agreement to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

2.27.7. Borrowers’ Financial Condition. Each Domestic Borrower is familiar with the financial condition of each other Borrower, and each Domestic Borrower has executed and delivered this Agreement based on its own judgment and not in reliance upon any statement or representation of the Administrative Agent, any Lender or the LC Issuer. None of the Administrative Agent, any Lender or the LC Issuer shall have any obligation to provide any Borrower with any advice whatsoever or to inform any Borrower at any time of its actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrowers.

2.27.8. Bankruptcy of the Borrowers. Each Borrower expressly agrees, to the extent permitted by applicable law, that the liabilities and obligations of that Borrower under this Agreement shall not in any way be impaired or otherwise affected by the institution by or against any other Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the Obligations of that Borrower under this Agreement, and that upon the institution of any of the above actions, such Obligations shall be enforceable against that Borrower.

2.27.9. Limitation; Insolvency Laws. As used in this Section: (a) the term “Applicable Insolvency Laws” means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. 547, 548, 550 and other “avoidance” provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement against any Borrower, or any Specified Lien is in issue; and (b) “Specified Lien” means any security interest, mortgage, lien or encumbrance granted by the Company or any of its Subsidiaries securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that with respect to the Domestic Borrowers, any of the Obligations or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, the Obligations and each such Specified Lien shall be valid and enforceable against the Domestic Borrowers, to the maximum extent that would not cause the Obligations or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Administrative Agent, the Lenders or the LC Issuer on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against the Domestic Borrowers. This Section is intended solely to reserve the rights of the Administrative Agent, the Lenders and the LC Issuer hereunder against the Domestic Borrowers with respect to the Foreign Borrower Obligations, in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers, any Guarantor nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

2.28.        Extensions of Commitments.

(a)                     The Borrowers may from time to time, pursuant to the provisions of this Section 2.28 and with the consent of the Required Lenders, agree with one or more Revolving Lenders to extend by one year the termination date of the Revolving Commitments or any portion thereof (each such modification, an “Extension”) pursuant to one or more written offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Revolving Lenders, in each case on a pro rata basis (based on their respective Pro Rata Shares) and on the same terms to each such Revolving Lender. The Borrowers shall not request more than two Extensions; the first Extension may be not be requested earlier than a date that is more than four years prior to the Facility Termination Date and the second Extension may be not be requested earlier than a date that is more than four years prior to the then Extended Termination Date. In connection with each Extension, the Borrowers will provide notification to the Administrative Agent (for distribution to the Lenders), no later than thirty (30) days prior to the Facility Termination Date of the requested new termination date for the extended Revolving Commitments (each an “Extended Termination Date”) and the due date for Lender responses. In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. The Outstanding Revolving Credit Exposure of any Lender that rejects an Extension shall be paid in full by the Borrowers (i) as to any Outstanding Revolving Credit Exposure for which there has been no prior Extension, on the Facility Termination Date, (ii) as to Outstanding Revolving Credit Exposure for which there shall have been a previous Extension, on the existing Extended Termination Date for such Outstanding Revolving Credit Exposure. The Borrowers shall not make any Extension Offer if (i) any Default or Event of Default shall have occurred and be continuing, or (ii) there shall have occurred since the Effective Date a change in the business, Property, liabilities (actual and contingent), operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

(b)                        The Administrative Agent, with the consent of the Required Lenders, may enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new classes of Revolving Commitments and Revolving Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.28. Without limiting the foregoing, in connection with any Extension, the Borrowers and any Subsidiary shall execute such agreements, confirmations or other documentation as the Administrative Agent shall reasonably request to accomplish the purposes of this Section 2.28. This Section 2.28 shall supersede any provision in Section 8.3 to the contrary.

ARTICLE III
YIELD PROTECTION; TAXES

3.1.          Yield Protection. If, on or after the Effective Date, there occurs any Change in Law which:

(a) subjects any Lender or any applicable Lending Installation, the LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)  imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances and Daily LIBO Loans), or

(c)  imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurocurrency Loans or Daily LIBO Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, or Daily LIBO Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, or Daily LIBO Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrowers shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received. Failure or delay on the part of any such Person to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Person pursuant to this Section 3.1 for any increased costs or reductions suffered more than 90 days prior to the date that such Person notifies any Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.2.          Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines that the amount of capital or liquidity required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation or holding company controlling such Lender or the LC Issuer is increased as a result of (i) a Change in Law or (ii) any change on or after the Effective Date in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable. Failure or delay on the part of such Lender or the LC Issuer to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender or the LC Issuer pursuant to this Section 3.2 for any shortfall suffered more than 90 days prior to the date that such Lender or the LC Issuer notifies any Borrower of the Change in Law or change in the Risk-Based Capital Guidelines giving rise to such shortfall and of such Lender’s or the LC Issuer’s intention to claim compensation therefor; provided further, that if the Change in Law or change in Risk-Based Capital Guidelines giving rise to such shortfall is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.3.          Availability of Types of Advances; Adequacy of Interest Rate.

3.3.1. Subject to Sections 3.3.2 through 3.3.7 hereof:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (i) prior to the commencement of any Interest Period for a Term Benchmark Advance or other Eurocurrency Advance (excluding RFR Advances), that adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate for such Advance (including because the Relevant Screen Rate or other similar method of quotation or determination is not available or published on a current basis) in the applicable Agreed Currency for such Interest Period, (ii) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable Agreed Currency or (iii) at any time, for Agreed Currencies not covered by clauses (a)(i) and (ii) hereof, that adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate for such Advance; or

(b) the Administrative Agent is advised by the Required Lenders that (i) prior to the commencement of any Interest Period for a Term Benchmark Advance, the Eurocurrency Rate for the applicable Agreed Currency and relevant Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency and such Interest Period, (ii) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency or (iii) at any time for Agreed Currencies not covered by clause (i) and (ii) hereof, at any time the applicable Eurocurrency Rate for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request to convert a Loan to, or continuation of any Loan as, a Term Benchmark Advance shall be ineffective, (B) if any request for a Loan seeks a Term Benchmark Advance in Dollars, such Advance shall be made as a Base Rate Advance and (C) if any request for a Loan seeks a Term Benchmark Advance, an RFR Advance or another type of non-Dollar Eurocurrency Rate Advance for the applicable rate above in an Agreed Currency (other than Dollars), then such request shall be ineffective; provided, that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Loan, RFR Loan or any other Eurocurrency Rate Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.3 with respect to a Relevant Rate applicable to such Term Benchmark Loan, RFR Loan or other Eurocurrency Rate Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the Company’s election prior to such day: (A) be prepaid by the Company or other applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time, (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency other than Dollars, at the Company’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent Amount of such Agreed Currency) immediately or (B) be prepaid in full immediately; and (iv) if such Loan is denominated in an Agreed Currency other than Dollars and is not a Term Benchmark Loan or an RFR Loan, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in the applicable Agreed Currency, at the Company’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent Amount of such Agreed Currency) immediately or (B) be prepaid in full immediately.

3.3.2. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.3), if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

3.3.3. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this Section 3.3.3 shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.

3.3.4. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

3.3.5. The Administrative Agent will promptly notify the Company and the Lenders of (a) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes, (d) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3.6 below and (e) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3.

3.3.6. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including Term SOFR, the LIBO Rate or the EURIBOR Rate) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (i) above either (i) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

3.3.7. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Advance, RFR Advance or other Eurocurrency Rate Advance of, conversion to or continuation of Term Benchmark Loans or other Eurocurrency Loans (excluding RFR Loans) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Company (or the applicable Borrower) will be deemed to have converted any request for a Term Benchmark Advance denominated in Dollars into a request for an Advance of or conversion to Base Rate Loans or (y) any Term Benchmark Advance, RFR Advance or other Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan, RFR Loan or other Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, RFR Loan or other Eurocurrency Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.3, (a) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars on such day, (b) if such Term Benchmark Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the Company’s (or applicable Borrower’s) election prior to such day: (i) be prepaid by the Company (or the applicable Borrower) on such day or (ii) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time, (c) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the Company’s (or the applicable Borrower’s) election, shall either (i) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent Amount of the Agreed Currency) immediately or (ii) be prepaid in full immediately, or (d) if such Loan is a Eurocurrency Rate Loan not covered by clauses (a), (b) or (c) above, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in the applicable Agreed Currency, at the Company’s (or the applicable Borrower’s) election, shall either (i) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent Amount of the Agreed Currency) immediately or (ii) be prepaid in full immediately.

3.4.          Funding Indemnification.

3.4.1. Other than RFR Loans, which are covered in Section 3.4.2 below, if (a) any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by the Borrower of such Advance for any reason other than default by the Lenders, a Eurocurrency Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Borrower of a Eurocurrency Loan fails to borrow, convert, continue or prepay such Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, or (e) any Eurocurrency Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower of such Eurocurrency Loan pursuant to Section 2.20, the Domestic Borrowers and such Borrower will indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrowers agree that Interest Differential shall not be discounted to its present value. The Borrowers hereby acknowledge that the Borrowers shall be required to pay Interest Differential with respect to any portion of the principal balance paid or that becomes due before its scheduled due date, whether voluntarily, involuntarily, or otherwise, including, without limitation, any principal payment made following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation or otherwise. Such prepayment fee shall at all times be an Obligation as well as an undertaking by the Borrowers to the Lenders whether arising out of a voluntary or mandatory prepayment. The Borrowers shall pay such Lender the amount due within 10 days after receipt thereof.

3.4.2. With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7 and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Payment Date applicable thereto as a result of a request by the Borrower pursuant to the terms hereof or (iv) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Agreed Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company or applicable Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

3.5.          Taxes.

(a)       Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, the LC Issuer or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made; provided, that no Swiss Borrower shall have any obligation to pay such additional sums with respect to Swiss Withholding Tax; but provided further, that the foregoing proviso shall not limit in any way the obligation of the Domestic Borrowers to pay such additional sums with respect to Swiss Withholding Tax applicable to payments made by Swiss Borrowers.

(b)      The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)       The Loan Parties shall indemnify each Lender, each LC Issuer and the Administrative Agent, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, such LC Issuer or the Administrative Agent or required to be withheld or deducted from a payment to such Lender, such LC Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that no Swiss Borrower shall be obligated to indemnify the Lenders, the LC Issuers or the Administrative Agent with respect to amounts for which they are excluded from liability under Section 3.5(a) by the first proviso thereof. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender or LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.

(d)      Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2.3 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)        As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)       (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent that will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

(A)            any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(B)            any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)                in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)                executed copies of IRS Form W-8ECI;

(3)                in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E; or

(4)                to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C)             any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)             if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)             If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)             Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)              For purposes of Sections 3.5(d) and (f), the term “Lender” includes the LC Issuer.

(j)              For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers, the other Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and the Facility LCs as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(k)             If Swiss Federal Withholding Tax becomes due in respect of any interest payable by a Swiss Borrower under this Agreement, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Sections 2.10 and 2.11 in the absence of this Section 3.5(k) divided by (ii) 1 minus the rate at which the deduction of Swiss Federal Withholding Tax is required to be made and (a) that the Swiss Borrower shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Section 3.5(k) and (b) all references to a rate of interest in Sections 2.10 and 2.11 shall be construed accordingly.

3.6.          Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans or Daily LIBO Loan (in the case of Swing Line Lender) to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances or Daily LIBO Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, materially disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan or Daily LIBO Loan shall be calculated as though each Lender funded its Eurocurrency Loan and the Swing Line Lender funded its Daily LIBO Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate or Daily LIBO Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7.          Non-U.S. Reserve Costs or Fees. If any law or any governmental or quasi- governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurocurrency Loans to any Foreign Borrower or its Commitment to any Foreign Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurocurrency Loans to any Foreign Borrower or Commitment to any Foreign Borrower, then, within 15 days of demand by such Lender, such Foreign Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received; provided that such Foreign Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurocurrency Advances pursuant to the definition of “Eurocurrency Rate.”

3.8.          Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Advances whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market or other applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Eurocurrency Advances or to convert Base Rate Advances to Eurocurrency Advances shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the Daily LIBO Rate component of the Base Rate, the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily LIBO Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Advances of such Lender to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily LIBO Rate component of the Base Rate), either on the last day of the Interest Period therefor (or, for an RFR Loan, the next Business Day after receipt of such notice), if such Lender may lawfully continue to maintain such Eurocurrency Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Advances and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

ARTICLE IV
CONDITIONS PRECEDENT

4.1.	Effectiveness. This Agreement shall be effective as of the Effective Date upon the satisfaction of each of the following conditions:

(i)	The Administrative Agent shall have received a counterpart of this Agreement, duly executed and delivered on behalf of an Authorized Officer of each Borrower, the Extending Lenders, any New Lenders, each LC Issuer, the Swing Line Lender and the Administrative Agent.

(ii)	The Administrative Agent shall have received Notes executed by the Domestic Borrowers and executed by Polaris Sales Europe S. à r.l. in favor of each of the Lenders, if any, which has requested notes pursuant to Section 2.13(d) of this Agreement.

(iii)	The Administrative Agent shall have received counterparts of the Guaranty, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by each of the Guarantors.

(iv)	The Administrative Agent shall have received for the account of the Existing Lenders unpaid accrued interest on the Existing Revolving Loans and the Existing Term Loans together with all unpaid accrued fees thereon and other amounts due and payable with respect thereto (including, for the avoidance of doubt, any amounts payable with respect to any “Eurocurrency Advances” (under and as defined in the Existing Credit Agreement) pursuant to Section 3.4 of the Existing Credit Agreement as a result of the Effective Date occurring on any day other than the last day of the Interest Period for any such Eurocurrency Advance).

(v)	The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the each Domestic Borrower certifying (i) that there have been no changes in the charter document of such Person, as attached thereto and as certified as of a recent date by the Secretary of State of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the by-laws, as attached thereto, of such Person as in effect on the date of such certification, (iii) resolutions of the Board of Directors of such Person authorizing the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party, (iv) the Good Standing Certificate for such Person from the Secretary of State of the jurisdiction of its organization, and (v) the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and the other Loan Documents to which it is a party, and authorized to request an Advance or the issuance of a Facility LC under this Agreement.

(vi)	The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party other than the Domestic Borrowers certifying that (i) there have been no changes in the charter document of such Person, as attached thereto and as certified as of a recent date by the Secretary of State (or equivalent) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the by-laws (or equivalent), as attached thereto, of such Person as in effect on the date of such certification, (iii) resolutions of the Board of Directors of such Person authorizing the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party, (iv) the Good Standing Certificate (or equivalent) for such Person from the Secretary of State (or equivalent) of the jurisdiction of its organization, and (v) the names and true signatures of the incumbent officers of such Person authorized to sign the Loan Documents to which it is a party, and (in the case of Polaris Sales Europe S. à r.l.) authorized to request an Advance or the issuance of a Facility LC under this Agreement.

(vii)	The Administrative Agent shall have received a Certificate signed by the chief financial officer of the Company certifying the following: on the Effective Date (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V of this Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(viii)	The Administrative Agent shall have received a written opinion of the Borrowers’ counsel (which may include local counsel and in-house counsel), addressed to the Lenders substantially covering the opinions set forth in Exhibit A.

(ix)	[Reserved].

(x)	The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(xi)	There shall not have occurred a change in the business, Property, liabilities (actual and contingent), operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, since December 31, 2017, which could reasonably be expected to have a Material Adverse Effect.

(xii)	The Administrative Agent shall have received all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Company and its Subsidiaries, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.

(xiii)	No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrowers, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect.

(xiv)	The Administrative Agent shall have received: (a) pro forma financial statements giving effect to the Credit Extensions contemplated hereby, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Company and its Subsidiaries can repay their debts and satisfy their other obligations as and when they become due, and can comply with the financial covenants set forth in Section 6.25, (b) such information as the Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma financial statements, and (c) audited consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 2015, December 31, 2016, and December 31, 2017. The Administrative Agent will be deemed to have received the financial statements described in clauses (c) and (d) if the same are on file with the Securities and Exchange Commission.

(xv)	The Administrative Agent shall have received evidence reasonably satisfactory to it of current insurance coverage for the Company and its Subsidiaries conforming to the requirements of Section 5.18.

(xvi)	The Administrative Agent shall have received payoff letters from each Non-Extending Lender in form and substance reasonably acceptable to the Company and the Administrative Agent.

(xvii)	At least five (5) days prior to the Effective Date, if any of Company or Polaris Sales Europe S. à r.l. qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Company and Polaris Sales Europe S. à r.l. must deliver a Beneficial Ownership Certification in relation to the Company and Polaris Sales Europe S. à r.l., as applicable.

4.2.          Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.4.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Borrowing Date:

(i)	There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.

(ii)	The representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, in each case, as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Company and the Borrowers thereof that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

4.3.          Initial Advance to Each Borrower. No Lender shall be required to make any Advance to any Borrower that becomes party to this Agreement after the Effective Date unless the Company or such Borrower has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

(i)	The Assumption Letter executed and delivered by such Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.26;

(ii)	Copies of the articles or certificate of incorporation (or the equivalent thereof) of such Borrower together with all amendments, and a certificate of good standing (or the equivalent thereof), each certified by the appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA PATRIOT Act or necessary for the Administrative Agent or any Lender to verify the identity of such Borrower as required by Section 326 of the USA PATRIOT Act;

(iii)	Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of such Borrower of its by-laws (or the equivalent thereof) and of its Board of Directors’ (or the equivalent thereof) resolutions and of resolutions or actions of any other body authorizing the execution of the Assumption Letter and the other Loan Documents to which such Borrower is a party;

(iv)	An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of such Borrower, which shall identify by name and title and bear the signature of the officers of such Borrower authorized to sign the Assumption Letter and the other Loan Documents to which such Borrower, as applicable, is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower;

(v)	An opinion of counsel to such Borrower in a form reasonably acceptable to the Administrative Agent and its counsel; and

(vi)	Such other instruments, documents or agreements as the Administrative Agent or its counsel may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders that:

5.1.            Existence and Standing. The Company and each of its Subsidiaries (a) is a corporation, partnership (in the case of Subsidiaries only) or limited liability company (in the case of Subsidiaries only) duly and properly incorporated or formed, as the case may be and is validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction where its ownership or operation of Property or the conduct of its business would require it to be qualified, in good standing and authorized, unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has all requisite authority to conduct its business in each jurisdiction in which its business is now conducted.

5.2.            Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3.            No Conflict; Government Consent. Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (i) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, (ii) violate, contravene or conflict with the Company’s or any of its Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) violate, contravene or conflict with, or cause an event of default under, the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4.            Financial Statements; Internal Control Event.

(a)                        The December 31, 2020, audited consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(b)                        To the best knowledge of the Company, no Internal Control Event exists or has occurred since the date of the financial statements delivered pursuant to Section 6.1(i) that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

5.5.            Material Adverse Change. Since December 31, 2020, there has been no change in the business, Property, liabilities (actual or contingent), operations, financial condition or results of operations of the Company and its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

5.6.            Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate in accordance with GAAP.

5.7.            Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay this Agreement or the making of any Credit Extensions.

5.8.            Non-Bank Rules. Each Swiss Borrower represents and warrants that it is in compliance with the Non-Bank Rules; provided that a Swiss Borrower shall not be in breach of this representation if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely by reason of a failure by one or more Lenders to comply with its obligations under Section 12 or having lost its status as Qualifying Bank. For the purpose of its compliance with the 20 Non-Bank Rule under this Section 5.8, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (10) (irrespective of whether or not there are, at any time, any such Lenders).

5.9.            ERISA. Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect.

(a)                     (i) No ERISA Event has occurred, and, to the best knowledge of the Company, each of its Subsidiaries and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, each of its Subsidiaries and each ERISA Affiliate, nothing has occurred which would prevent, or cause the loss of, such qualification; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b)                        The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan allocated to such accrued liabilities.

(c)                     Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred, or, to the best of each such party’s knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default), or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person’s knowledge, reasonably expected to be in reorganization, insolvent, or terminated. Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d)                        No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Company, any Subsidiary of the Company or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Company, any Subsidiary of the Company or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending or, to the best knowledge of the Company, each of its Subsidiaries and each ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(e)                         Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

5.10.        Accuracy of Information.

5.10.1. No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that any projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.10.2. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.11.        Intellectual Property. The Company and each of its Subsidiaries owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted, except where failure to own or have such legal right to use would not have or would not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property owned by the Company or any of its Subsidiaries or that the Company or any of its Subsidiaries has a right to use or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries have knowledge of any such claim, and, to the knowledge of the Company and its Subsidiaries, the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect.

5.12.        Affected Financial Institution. Neither the Company nor any of its Subsidiaries is an Affected Financial Institution.

5.13.        Compliance With Laws. The Company and its Subsidiaries are in compliance in all material respects with all applicable statutes, rules, regulations, permits, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. The Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company, its directors and agents, are in compliance with Anti- Corruption Laws and applicable Sanctions in all material respects. No Credit Extension, use of the proceeds of any Credit Extension or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. The Company and its Subsidiaries are in compliance in all material respects with the PATRIOT Act. Neither the making of any Loan nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.

5.14.        Ownership of Properties. Except as set forth on Schedule 5.14, on the Effective Date, the Company and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.17, to all of the Property and assets reflected in the Company’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Company and its Subsidiaries.

5.15.        Plan Assets; Prohibited Transactions. Neither the Company nor any of its Subsidiaries is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3- 101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.16.        Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have adopted procedures that are reasonably designed to (i) ensure that the Company and its Subsidiaries, and of their operations and each of the real properties owned, leased or operated by the Company or any of its Subsidiaries (the “Real Properties”) complies with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that the Company, any Subsidiary, any of their respective operations or any of the Real Properties may have under applicable Environmental Laws.

5.17.        Government Regulation.

(a)                        No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Advance or drawing under each Facility LC, not more than 25% of the value of the assets (either of the applicable Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) will be margin stock.

(b)                        No Loan Party is or is required to be registered as an “investment company” or a company “controlled” by an under the Investment Company Act of 1940, as amended.

5.18.        Insurance. The Company maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies that are not Affiliates of the Company insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or its Subsidiaries operate; provided, that the Loan Parties and their Subsidiaries may maintain a program of self-insurance with respect to product liability and worker’s compensation liability.

5.19.        Solvency.

(a)                        Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Credit Extension, if any, made on the Effective Date and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the normal course of business; and (d) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date giving due consideration to the prevailing practice in the industries in which the Company and its Subsidiaries are engaged or are to engage. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)                        The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature in their ordinary course.

5.20.        No Default. No Default or Event of Default has occurred and is continuing.

5.21.        Foreign Borrowers.

(a)                        To ensure the enforceability or admissibility in evidence of this Agreement and each other Loan Document to which a Foreign Borrower is a party in the laws of the jurisdiction of such Foreign Borrower’s organization (such jurisdiction being hereinafter referred to as the “Home Country”), it is not necessary that this Agreement or any other Loan Document to which such Foreign Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Foreign Borrower, other than documents which have been so filed or recorded and stamp or similar taxes which have been so paid.

(b)                        No Foreign Borrower nor any of their respective assets is entitled to immunity from suit, execution, attachment or other legal process. Each Foreign Borrower’s execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

(c)                        It is understood and agreed by the parties hereto that the representations and warranties in this Section 5.21 of each Foreign Borrower shall only be applicable to such Foreign Borrower on and after the date of its execution of its Assumption Letter.

5.22.        Foreign Employee Benefit Matters. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan. For purposes of this Section 5.22, the term “material” means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiary to liability, individually or in the aggregate, in excess of $25,000,000.

5.23.        Sanctioned Persons. None of the Company, its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any of their respective directors, officers or employees is a Sanctioned Person.

ARTICLE VI
COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.            Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, subject to Section 9.8, and furnish to the Administrative Agent and the Lenders:

(i)	Within ninety (90) days after the close of each of its fiscal years, for the Company and its Subsidiaries, a consolidated balance sheet and income statement as of the end of such fiscal year, together with related consolidated statements of operations, retained earnings, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and accompanied by an unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial condition of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.

(ii)	Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for the Company and its Subsidiaries, an unaudited consolidated balance sheet and income statement, as of the end of such fiscal quarter, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by an Authorized Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year- end adjustments.

(iii)	Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

(iv)	Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

(v)	Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi)	Upon the Company, any Subsidiary of the Company or any ERISA Affiliate obtaining knowledge thereof, such Person shall give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within two (2) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Company, any Subsidiary of the Company or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Company, any Subsidiary of the Company or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Company briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such Person with respect thereto. Promptly upon request, the Company shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(vii)	During the existence of an Event of Default, and upon the written request of the Administrative Agent, the Company will furnish or cause to be furnished to the Administrative Agent, at the Company’s expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent regarding any release or threat of release of Hazardous Materials on any Real Properties and the compliance by the Company and its Subsidiaries with Environmental Laws. If the Company fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Company and its Subsidiaries hereby grants to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrowers on demand.

(viii)	Such other information (including both financial and non-financial information (including monthly reporting) and environmental reports) as the Administrative Agent or any Lender may from time to time reasonably request.

If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Company with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date. Any financial statement required to be furnished pursuant to Section 6.1(i) or Section 6.1(ii) shall be deemed to have been furnished on the date on which the Lenders receive notice that the Company has filed such financial statement with the Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge; provided, that the Company shall give notice of any such filing to the Administrative Agent (who shall then give notice of any such filing to the Lenders), which notice may be given by e-mail. Notwithstanding the foregoing, the Company shall deliver paper copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Company to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

6.2.            Material Subsidiaries. The Company shall cause Subsidiaries to be Material Subsidiaries such that, at all times, (a) the Property of the Company and its Material Subsidiaries shall be at least eighty percent (80%) of the aggregate Property of the Company and its Subsidiaries on a consolidated basis, (b) the revenue of the Company and its Material Subsidiaries for the most recent four (4) fiscal quarters shall be at least eighty percent (80%) of the Consolidated Revenue for such four (4) fiscal quarters and (c) the net income of the Company and its Material Subsidiaries for the most recent four (4) fiscal quarters shall be at least eighty percent (80%) of the Consolidated Net Income for such four (4) fiscal quarters; provided once a Subsidiary is a Material Subsidiary it shall remain a Material Subsidiary unless such Material Subsidiary is the subject of a disposition permitted pursuant to Section 6.15.

6.3.            Use of Proceeds. Each Borrower will and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital, capital expenditures, share repurchases, other lawful general corporate purposes in a manner not in conflict with any of any Borrower’s covenants in this Agreement. Without limitation of the above sentence, no Borrower will request any Credit Extension, and no Borrower shall use, and each Borrower shall ensure that its Subsidiaries, and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (a) to purchase or carry any “Margin Stock” (as defined in Regulation U), (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws or (c) in any manner that would result in the violation of any applicable Sanctions.

6.4.            Notice of Material Events. The Company will, and will cause each Subsidiary to, give notice in writing to the Administrative Agent and each Lender, promptly and in any event within two (2) Business Days, of the occurrence of any of the following:

(i)	any Default or Event of Default;

(ii)	the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting any Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(iii)	the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred since the Effective Date, would reasonably be expected to result in a Material Adverse Effect;

(iv)	any material change in accounting policies of, or financial reporting practices by, any Borrower or any Subsidiary;

(v)	any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(vi)	any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.5.            Conduct of Business. Except as otherwise permitted by Section 6.14, the Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same, complementary, similar or reasonably related fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

6.6.            Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property; provided that neither the Company nor any Subsidiary need pay any such tax, assessment, governmental charge or levy if it is being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.7.            Insurance. The Company will, and will cause each of its Subsidiaries to, with financially sound and reputable insurance companies that are not Affiliates of the Company, maintain insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or its Subsidiaries operate, and the Borrowers will furnish to any Lender upon request full information as to the insurance carried; provided, that the Company may maintain a program of self-insurance with respect to product liability and worker’s compensation liability.

6.8.            Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations, orders, permits, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions and (ii) perform in all material respects its obligations under material agreements to which it is a party to the extent necessary to ensure that non- compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.9.            Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and damages from casualty excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided, that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its Property if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10.        Books and Records; Inspection. (i) The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

(ii)              The Company will, and will cause each of its Subsidiaries to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Company and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

6.11.        Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.12.        Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any:

(i)	Priority Debt in an aggregate amount in excess of the greater of (x) $375,000,000.00 and (y) twenty percent (20%) of Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Company; or

(ii)	Any Indebtedness which would cause the Company to violate the provisions of Section 6.25.

6.13.        [Intentionally Omitted].

6.14.        Merger. The Company will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person or liquidate, wind up or dissolve itself, or suffer any such liquidation, wind-up or dissolution; provided, that the Company or any of its Subsidiaries may merge or consolidate with or into, be dissolved or liquidated into, or amalgamate into another Person if all of the following conditions are satisfied:

(i)	The Administrative Agent is given prior written notice of such action;

(ii)	If the merger, consolidation, dissolution, liquidation or amalgamation involves a Loan Party, the surviving entity of such merger, consolidation, dissolution, liquidation or amalgamation shall either (a) be such Loan Party or (b) be the Company or a Wholly-Owned Subsidiary of the Company that in either case expressly assumes in writing all of the obligations of such Loan Party under the Loan Documents; provided, that if the transaction is between the Company and another Person, the Company must be the surviving entity;

(iii)	The Loan Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may request;

(iv)	Immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(v)	The Company delivers to the Administrative Agent an Authorized Officer’s certificate stating that such consolidation or merger, and any written agreement entered into in connection therewith, comply with this Section 6.14.

6.15.        Sale of Assets. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise voluntarily dispose of, in one transaction or a series of transactions, all or any part of its business or Property whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, Real Property and securities, other than a sale, lease, transfer or other disposal:

(i)	By a Loan Party of any or all of its assets to another Loan Party;

(ii)	Of inventory in the ordinary course of business;

(iii)	Of obsolete, slow-moving, idle or worn-out assets no longer used or useful in the business of such Loan Party or the trade-in of equipment for equipment in better condition or of better quality;

(iv)	Which constitutes a Permitted Investment in the ordinary course of business;

(v)	By PAI of its partnership interest in Acceptance Partnership if required by Section 3.4 of the Acceptance Partnership Agreement (without regard to any amendment of such section);

(vi)	Of accounts receivable pursuant Receivables Securitization Transactions; and

(vii)	Other leases, sales or other dispositions of its Property; provided, that (a) the transfer is for fair market value, (b) no Default or Event of Default exists either prior to or after giving effect thereto and (c) together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as otherwise permitted by this Section) during the fiscal year in which any such lease, sale or other disposition occurs, do not exceed 10% of Total Assets, as determined on the last day of the most recently ended fiscal year of the Company.

Notwithstanding the foregoing provisions of this Section 6.15, the Company may, or may permit any Subsidiary to, make a disposition and the assets subject to such disposition shall not be subject to or included in any of the foregoing limitations or the computation contained in Section 6.15(vii)(c) of the preceding sentence if the net proceeds from such disposition are, within 270 days of such disposition, reinvested in productive assets used in carrying on the business of the Company and its Subsidiaries.

6.16.        Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except the following (each, a “Permitted Investment”):

(i)	Cash and Cash Equivalent Investments;

(ii)	Trade accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(iii)	Inventory, raw materials and general intangibles acquired in the ordinary course of business (including inventory repurchased in connection with wholesale financing arrangements);

(iv)	Investments by a Loan Party in another Loan Party;

(v)	Investments in existence on the Effective Date and described in Schedule 6.16;

(vi)	Investments constituting Permitted Acquisitions;

(vii)	Travel advances to management personnel and employees in the ordinary course of business;

(viii)	Additional Investments in Foreign Subsidiaries;

(ix)	Investments constituting part of the PAI Basket;

(x)	Boat Holdings Deferred Payments; and

(xi)	Other Investments in an aggregate amount, together with any Investments constituting part of the Joint Venture Basket, not to exceed, collectively, the greater of (x) $750,000,000 and (y) twenty percent (20%) of Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Company.

6.17.        Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

(i)	Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof) or the nonpayment of which is permitted by Section 6.6;

(ii)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof);

(iii)	Liens (other than Liens imposed under ERISA) arising out of pledges or deposits made in the ordinary course of business under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)	Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, trade contracts and performance and return-of-money bonds, statutory or regulatory obligations and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money);

(v)	Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds;

(vi)	Utility easements, building restrictions and such other encumbrances or charges against Real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries;

(vii)	Judgment Liens that would not constitute an Event of Default;

(viii)	Liens (a) existing on Property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (b) created contemporaneously with the acquisition of Property (including Capital Leases) or within 180 days of the acquisition or completion of construction thereof or of improvements thereto to secure or provide for all or a portion of the acquisition price or cost of construction or improvements of such Property after the Effective Date; (c) existing on Property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; or (d) securing Indebtedness comprised of Synthetic Leases, to the extent the related Indebtedness does not exceed, in the aggregate, ten percent (10%) of the Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Company; provided that such Liens do not extend to additional Property of the Company or any Subsidiary and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value of the Property subject thereto;

(ix)	Liens securing Priority Debt permitted pursuant to Section 6.12(i);

(x)	Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(xi)	Liens existing on the Effective Date and described in Schedule 6.17 and any renewals, extensions and replacements thereof not otherwise prohibited by this Agreement; provided, that with respect to Liens identified on Schedule 6.17, (a) no such Lien shall extend to any Property other than the Property subject thereto on the Effective Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased;

(xii)	Liens in favor of the Administrative Agent, securing the Obligations for the benefit of the Lenders and, to the extent required by the final provision of Section 10.4 of the NPAs, the obligations of the Company in respect of the Senior Notes issued thereunder;

(xiii)	Liens incidental to the conduct of business or the ownership of the Property (whether arising by contract or operation of law) incurred in the ordinary course of business and not in connection with the borrowing of money and that do not, in the aggregate, materially impair the use of that Property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such Property for the purpose of such business; and

(xiv)	Encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of Real Property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use of such Property or assets subject thereto in the business of the Company and its Subsidiaries taken as a whole.

6.18.        Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms, substantially as favorable to the Company or such Subsidiary as the Company or such Subsidiary would obtain in a comparable arms-length transaction.

6.19.        Sale and Leaseback Transactions. The Company will not, nor will it permit any of its Subsidiaries, to enter into or suffer to exist Sale and Leaseback Transactions, that result in an aggregate amount of Attributable Indebtedness arising from all such transactions entered into in any fiscal year to be in excess of $25,000,000.

6.20.        [Reserved].

6.21.        Fiscal Year; Accounting; Organizational Documents. No Borrower will, nor will it permit its Subsidiaries to, (a) change its fiscal year, (b) change its accounting procedures, except as a result of changes in GAAP and in accordance with Section 9.8 or (c) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its organizational or governing documents.

6.22.        No Other Negative Pledges. Except with respect to any Property subject to a Lien permitted pursuant to Section 6.17(viii), the Company will not, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as set forth in (a) the Loan Documents, (b) the NPAs as in effect on the Effective Date or (c) the definitive documentation applicable to any other Private Placement Indebtedness, to the extent no more restrictive than those set forth in the Loan Documents.

6.23.        PAI Assets. The Company will not, nor will it permit any Subsidiary to, allow PAI to own any assets other than Equity Interests in Acceptance Partnership and dividends or other distributions derived therefrom; provided, that PAI shall transfer any such dividends or distributions to the Company within fifteen (15) Business Days of receipt.

6.24.        No Limitations. The Company will not, nor will it permit its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person’s Equity Interests, (b) pay any Indebtedness owed to any other Loan Party, (c) make loans or advances to any other Loan Party or (d) transfer any of its Property to any other Loan Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement governing Indebtedness and/or granting Liens on the property of the Company or such Subsidiary to the extent permitted by this Agreement, so long as such encumbrance or restriction relates solely to the property financed by or securing such Indebtedness, (iii) any agreement with respect to the sale or disposition of any assets or Investments held by the Company or such Subsidiary in accordance with Section 6.15 above, so long as such restriction is limited to the assets or Investment being sold, (iv) any other licenses entered into by the Company or a Subsidiary in the ordinary course of business, so long as such encumbrance or restriction applies solely to the asset or other property subject to such license, (v) this Agreement and the other Loan Documents, or (vi) any documents, instruments or agreements evidencing the Private Placement Indebtedness (with this Section 6.24 being subject to the requirements of Section 6.28 below).

6.25.        Financial Covenants.

6.25.1. Interest Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense (the “Interest Coverage Ratio”) to be less than 3.00 to 1.0 (or so long as the ratio in the comparable covenant in the NPAs is higher, such higher ratio).

6.25.2. Net Leverage Ratio. The Company will not permit the Net Leverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, to be greater than 3.50 to 1.0 (or so long as the ratio in the comparable covenant in the NPAs is lower, such lower ratio); provided that, if the Adjusted Covenant Holiday has been exercised, and the request therefor has been given effect, the Company will not permit the Net Leverage Ratio, determined as of the end of each of its four (4) consecutive fiscal quarters beginning with the fiscal quarter in which the applicable Material Acquisition is consummated (the “Adjusted Covenant Period”), to be greater than 4.0 to 1.0.

6.26.        Anti-Corruption Compliance. The Company and each of its Subsidiaries shall take such actions reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with Anti-Corruption Laws and the PATRIOT Act.

6.27.        Non-Bank Rules. Each Swiss Borrower shall ensure that it is at all times in compliance with the Non-Bank Rules; provided that a Swiss Borrower shall not be in breach of this covenant if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely by reason of a failure by one or more Lenders to comply with their obligations under Section 12 or having lost its status as Qualifying Bank. For the purpose of its compliance with the 20 Non-Bank Rule under this Section 6.27, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (10) (irrespective of whether or not there are, at any time, any such Lenders).

6.28.        Most-Favored Lender.

6.28.1. If the Borrowers shall at any time amend, supplement or otherwise modified the NPAs or become a party, as a borrower or guarantor, to any other credit agreement or other agreement, instrument, or document evidencing or issuing Indebtedness (collectively with the NPAs, the “Note Agreements”) that, in either case, requires a Borrower to comply with any financial covenant, undertaking, restriction, or other provision that limits or measures indebtedness, interest expense, shareholders’ equity, investment balances, debt service coverage, fixed charges, net worth, assets, asset sales, sale and leasebacks, liens, subsidiary indebtedness, restricted payments (whether paid in cash or otherwise), dividends, or any similar items (however expressed and whether stated as a ratio, as a fixed threshold, as an event of default, as a right to be prepaid or offered to be prepaid or otherwise) (each a “Financial Covenant”) that is not at such time included or is more restrictive than what is included in this Agreement, then the Company shall provide a Most Favored Lender Notice to the Administrative Agent. Unless waived in writing by the Required Lenders within five (5) Business Days after the date on which such notice is required to be sent, each such Financial Covenant and each event of default, definition, and other provision relating to such Financial Covenant in the Note Agreement shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full.

6.28.2. The incorporation of any Financial Covenant pursuant to this Section 6.28 shall:

(a)               automatically (without any further action being taken by the Borrowers or any Lender) take effect simultaneously with the effectiveness of such Financial Covenant under the applicable Note Agreement;

(b)               so long as no Default or Event of Default shall then exist under or in respect of such incorporated Financial Covenant, such financial covenants automatically (without any further action being taken by the Borrowers or any Lender other than as set forth below) shall be deleted or further modified if such Financial Covenant, definition, event of default or other provision relating thereto is deleted or made less restrictive on the Company and its Subsidiaries by way of a permanent written amendment or modification of such Note Agreement (and not by temporary waiver of rights thereunder) or a termination of any Note Agreement that had such incorporated Financial Covenant; provided that:

(i)                 if any fee or other consideration is paid or given to any bank or other party to any Note Agreement in connection with such deletion or modification, each Lender receives equivalent consideration on a pro rata basis, and such deletion or modification shall not be effective until such consideration is received by each such holder; provided, however, that no consideration shall be due any Lender if the Financial Covenant shall have been deleted or modified in accordance with the terms of the underlying Note Agreement as a result of a reduction of the outstanding balance or other previously agreed to provision of such Note Agreement, or shall cease to exist as a result of the termination of the underlying Note Agreement and prepayment of all amounts due and payable in connection therewith, including, without limitation the payment of any make-whole premium or other prepayment fee; and

(ii)              in no event shall any deletion or relaxation of any such Financial Covenant have the effect of deleting or making less restrictive any covenant or other provision specifically set forth in this Agreement.

6.28.3. For the avoidance of doubt, this Section 6.28 also shall apply to all Note Agreements outstanding as of the Amendment No. 3 Effective Date; provided, that to the extent that any financial covenant set forth herein is used to determine the Applicable Margin, the Applicable Fee Rate or any other amount contemplated by the Pricing Schedule (including, without limitation, the use of the Net Leverage Ratio set forth in Section 6.25), then such financial covenant as set forth herein shall be used to make such determination, and no effect shall be given to any incorporated Financial Covenant in any Note Agreement (by way of example only, a total leverage ratio test in a Note Agreement shall not replace the Net Leverage Ratio set forth herein for purposes of the Pricing Schedule).

ARTICLE VII
DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default (each an “Event of Default”):

7.1       Any representation or warranty made or deemed to be made by or on behalf of any Borrower or any of their respective Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or confirmed;

7.2       Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one (1) Business Day after the same becomes due, or (iii) interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within three (3) Business Days after the same becomes due;

7.3       The breach by a Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.4, 6.5, 6.8, 6.10(ii), 6.12, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.21, 6.22, 6.23, 6.24, 6.25, 6.26 or 6.28;

7.4       The breach by a Borrower in the due performance or observance by it of any term, covenant or agreement contained in Section 6.1 and such default shall continue unremedied for a period of five (5) Business Days;

7.5       The breach by a Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied or waived within thirty (30) days after the earlier of the President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Company becoming aware of any such breach or notice thereof given by the Administrative Agent;

7.6       (i) Any Loan Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of the President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Company, becoming aware of such default or notice thereof given by the Administrative Agent, (ii) any Loan Document shall fail to be in full force and effect or any Loan Party shall so assert or (iii) any Loan Document shall fail to give the Administrative Agent and/or the Lenders the liens, rights, powers and privileges purported to be created by such Loan Document;

7.7       The Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny, disaffirm or revoke such Guarantor’s obligations under such Guaranty (including without limitation pursuant to Section 19 thereof) or such Guarantor shall default in the due payment or performance of such Guaranty;

7.8       Failure of the Company or any of its Subsidiaries to pay when due any Material Indebtedness (beyond any applicable grace period with respect thereto); or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any Material Indebtedness Agreement (beyond any applicable grace period with respect thereto), or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due;

7.9       The Company or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.9, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.10;

7.10       Without the application, approval or consent of the Company or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.9(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;

7.11       [Reserved];

7.12       (a) One or more judgments, orders, or decrees shall be entered against the Company or any one or more of its Subsidiaries involving a liability of $125,000,000 (or so long as the comparable default in the NPAs states a lesser amount, such lesser amount) or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) sixty (60) days;

7.13       If (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall exceed $125,000,000 (or so long as the comparable default in the NPAs states a lesser amount, such lesser amount), (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other event or events, would reasonably be expected to have a Material Adverse Effect;

7.14       Nonpayment by the Company or any Subsidiary of any obligation in connection with a Rate Management Transaction when due or the breach by the Company or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto (in each case, beyond any applicable grace period with respect thereto);

7.15       Any Change of Control shall occur;

7.16       Except as permitted pursuant to Section 8.3.1(iv), any Pledge Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Pledge Agreement, or any Pledge Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Pledge Agreement, or any Subsidiary of the Company shall fail to comply with any of the terms or provisions of any Pledge Agreement to which it is a party; or

7.17       All or substantially all of the Property of the Company or any of its Subsidiaries shall become subject to a condemnation, taking or other appropriation action by any Governmental Authority.

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.            Acceleration; Remedies.

(a)           If any Event of Default described in Section 7.9 or 7.10 occurs with respect to a Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(b)           The Administrative Agent may at any time or from time to time after funds are deposited in a Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents, as provided in Section 8.2; provided, that funds deposited in a Facility LC Collateral Account by a Foreign Borrower may only be applied by the Administrative Agent to the Foreign Borrower Obligations of such Foreign Borrower.

(c)           At any time while any Event of Default is continuing, neither a Borrower nor any Person claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Company or paid to whomever may be legally entitled thereto at such time.

(d)           If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.9 or 7.10 with respect to a Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

(e)          Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, subject to the direction of the Required Lenders, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.

8.2.            Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

8.2.1. First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

8.2.2. Second, to payment of fees, indemnities and other amounts (other than principal, interest, LC Fees, Facility Fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer as required by Section 9.6 and amounts payable under Article III);

8.2.3. Third, to payment of accrued and unpaid LC Fees, Facility Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this Section 8.2.3 payable to them;

8.2.4. Fourth, to payment of the unpaid principal of the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to their Pro Rata Shares;

8.2.5. Fifth, to the Administrative Agent for deposit to the Facility LC Collateral Account to Cash Collateralize the LC Obligations;

8.2.6. Sixth, to payment of all other Obligations, ratably among the Lenders; and

8.2.7. Last, the balance, if any, to the Borrowers or as otherwise required by Law;

provided, however, that notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this section.

8.3.            Amendments.

8.3.1. Subject to the provisions of this Section 8.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Event of Default hereunder; provided, however, that no such supplemental agreement shall:

(i)	without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder; provided, that an ESG Pricing Amendment shall only require the approval of the Required Lenders;

(ii)	without the consent of all of the Lenders other than any Defaulting Lender, reduce the percentage specified in, or otherwise amend, the definition of Required Lenders or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;

(iii)	without the consent of all of the Lenders other than any Defaulting Lender, amend this Section 8.3;

(iv)	without the consent of all of the Lenders other than any Defaulting Lender, release all or substantially all of the Guarantors of the Obligations or, all or substantially all of the Equity Interests pledged pursuant to any Pledge Agreement; provided that the foregoing shall not imply or be construed to permit the release of any Domestic Borrower from its obligations under Section 2.27 without the consent of all of the Lenders; provided further that the Administrative Agent may, without the consent of any Lender, release all of the Equity Interests pledged pursuant to any Pledge Agreement upon the consent by the Noteholders to such release, terminate any such Pledge Agreement as necessary to give effect thereto;

(v)	without the consent of all of the Lenders other than any Defaulting Lender, amend the definition of Pro Rata Share or Sections 2.5, 2.19.4 or 11.2; or

(vi)	without the consent of all of the Lenders, amend the definitions of “Agreed Currencies”, “Eligible Currency”, “Foreign Borrower”, or amend Section 2.26.

8.3.2. No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment to any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be affective without the written consent of the Swing Line Lender. The Administrative Agent may (i) waive payment of the fee required under Section 12.3.3 and (ii) implement any flex provisions contained in the fee letter described in Section 10.13. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent. For the avoidance of doubt, no amendment or amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 8.3 shall require the consent of any Lender (i) which, immediately after giving effect to such amendment or amendment and restatement, shall have no Commitment and (ii) which, substantially contemporaneously with the effectiveness of such amendment or amendment and restatement, is paid in full all amounts owing to it hereunder.

8.3.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX
GENERAL PROVISIONS

9.1.            Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated for so long as any Obligation or the Commitments hereunder shall remain unpaid, unsatisfied or outstanding.

9.2.            Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.            Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4.            Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13, which shall survive and remain in full force and effect during the term of this Agreement.

9.5.            Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6.            Expenses; Indemnification.

(a)          The Domestic Borrowers shall reimburse the Administrative Agent and the Arranger upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent or the Arranger, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent and the Arranger, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Administrative Agent), review, amendment and modification of the Loan Documents. The Borrowers also agree, subject to Section 2.27.1 with respect to the Foreign Borrowers, to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the Arranger, the LC Issuer and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Domestic Borrowers under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Each Borrower acknowledges that from time to time U.S. Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the assets of the Company and its Subsidiaries for internal use by U.S. Bank from information furnished to it by or on behalf of the Company and its Subsidiaries, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.

(b)          The Borrowers, subject to Section 2.27.1 with respect to the Foreign Borrowers, hereby further agree to indemnify and hold harmless the Administrative Agent, the Arranger, the LC Issuer, each Lender, their respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the Loan Documents or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of its Affiliates or shareholders), and to reimburse each such Indemnified Person upon written demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or expenses (a) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person, (b) result from a claim brought by the Company or any Subsidiary against an Indemnified Person for breach in bad faith of such Indemnified Person’s obligations under the Loan Documents, if the Company or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (c) are to reimburse an Indemnified Person for any claims, damages, actual losses, liabilities or expenses related to an investigation, litigation or proceeding solely between or among Indemnified Persons.

(c)         The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

9.7.            Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8.            Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its Subsidiaries at “fair value”, as defined therein, or (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Company, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Company shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision contained herein, in the event of a change of the treatment of operating leases under GAAP (e.g. Financial Accounting Standards Board Accounting Standards Codification 842), thereafter the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to operating lease accounting rules and all lease liabilities and right of use assets related to operating leases shall be excluded from all calculations made for the purpose of determining compliance with the financial ratios and financial covenants contained in this Agreement.

9.9.            Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10.        Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations. The Borrowers agree that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that the Arranger shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on the Arranger in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.

9.11.        Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrowers in connection with this Agreement in confidence, except for disclosure to (i) its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates (it being understood that such Persons to whom disclosure is made will be informed of the confidential nature of such information and will be instructed to keep such information confidential), (ii) legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender provided any such parties agree to be bound by this Section 9.11 or comparable confidentiality provisions (iii) the extent requested by any regulatory authority purporting to have jurisdiction over it, (iv) the extent the Administrative Agent or the Lender in good faith believes that such disclosure is required to effect compliance with any applicable law, rule, regulation or order or in response to any subpoena or other legal process, (v) any Person in connection with any legal proceeding to which it is a party, (vi) its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, provided such parties agree to be bound by this Section 9.11 or comparable confidentiality provisions, (vii) as permitted by Section 12.4, (viii) to rating agencies if required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 9.11 or (2) becomes available to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender on a non-confidential basis from a source other than the Borrowers not known by the recipient after due inquiry to be bound by a duty or other obligation of confidentiality to a Borrower. Without limiting Section 9.4, the Borrowers agree that the terms of this Section 9.11 shall set forth the entire agreement between the Borrowers and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Borrowers and the Administrative Agent or any Lender with respect to such confidential information.

9.12.        Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.13.        Disclosure. The Borrowers and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their Affiliates.

9.14.        USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

9.15.        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                        the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)                        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

9.16.        Erroneous Payments.

(a)               If the Administrative Agent notifies a Lender, LC Issuer or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)               Without limiting immediately preceding clause (a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

i.	(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

ii.	such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).

(c)               Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)               An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.

(e)               To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.

Each party’s agreements under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.

9.17.        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Management Transactions or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

For purposes hereof, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE X
THE ADMINISTRATIVE AGENT

10.1.        Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Minnesota Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2.        Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.        General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers or any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4.        No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Company or any of its Subsidiaries.

10.5.        Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. The Administrative Agent may, at any time, request instructions from the Required Lenders with respect to any actions or approvals which, by the terms of this Agreement or any of the Loan Documents, the Administrative Agent is permitted to take or to grant without consent or approval from the Required Lenders, and if such instructions are promptly requested, the Administrative Agent will be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents and will not have any liability for refraining from taking any action or withholding any approval under any of the Loan Documents until it has received such instructions from the Required Lenders.

10.6.        Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7.        Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8.        Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided, that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.        Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

10.10.    Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11.    Lender Credit Decision, Legal Representation.

(a)                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arranger hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of any Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.

(b)                Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.

10.12.    Successor Administrative Agent.

The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time that it constitutes a Defaulting Lender by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13.    Administrative Agent and Arranger Fees. The Borrowers agree to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Company, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated July 2, 2018, or as otherwise agreed from time to time.

10.14.    Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15.    Collateral Releases. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.3, all of the Lenders) in writing.

10.16.    Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a “co- agent” nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

10.17.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.18.    Certain ERISA Matters.

10.18.1                      Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more prohibited transaction exemptions issued by the Department of Labor (each, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

10.18.2                      In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: (i) none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is independent (within the meaning of 29 C.F.R. § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 C.F.R. § 2510.3-21(c)(1)(i)(A)-(E),(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Facility LCs, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent or the Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Facility LCs, the Commitments or this Agreement.

10.18.3                        The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Facility LCs, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Facility LCs or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Facility LCs or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XI
SETOFF; RATABLE PAYMENTS

11.1.        Setoff. Each Borrower hereby grants each Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of such Borrower with such Lender or any Affiliate of such Lender (the “Deposits”). In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Event of Default occurs, such Borrower authorizes each Lender to offset and apply all such Deposits toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided, that in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. With respect to the Foreign Borrowers such right of setoff is limited to its Foreign Borrower Obligations.

11.2.        Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.        Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a Participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

Any reference in this Agreement or any Loan Document to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with the Cross-Border Mergers Directive (2005/56/EC) (as codified) as implemented in the United Kingdom and Ireland.  Notwithstanding anything to the contrary in this Agreement or any Loan Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

12.2.        Participations.

12.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. So long as no Event of Default has occurred and is continuing, the prior written consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required for any transfer by Participation unless (i) the relationship between the Lender and the Participant is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender), (ii) the Participant will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement, and (iii) the Participant will under no circumstances (y) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement and (z) have otherwise any contractual relationship with, or rights against, any Borrower under or in relation to this Agreement; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any purported participation made without complying with the terms of this Section 12.2.1 shall be of no effect under this Agreement and such purported participant shall not have any of the rights of a Participant hereunder and shall be deemed to be only a creditor to the Lender effecting such purported participation.

12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.

12.2.3. Benefit of Certain Provisions. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3.        Assignments.

12.3.1. Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Company and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

12.3.2. Consents. The consent of the Company shall be required prior to an assignment becoming effective unless the Purchaser is a Lender or an Affiliate of a Lender or an Approved Fund and such Purchaser is a Qualifying Bank; provided, that the consent of the Company shall not be required if an Event of Default has occurred and is continuing; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. In such consent request, the assigning Lender shall indicate whether or not the Purchaser is a Qualifying Bank, and if no respective indications are made, the Purchaser shall be treated as a Non-Bank Lender. The Company shall have the right to request from the Lender a tax ruling issued by the Swiss Federal Tax Administration if it has reasonable doubt to believe that the designated Purchaser is not a Qualifying Bank or, as the case may be, may count as more than one Non-Bank Lenders. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of the LC Issuer shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed, whereas consent shall not be deemed to have been unreasonably withheld if such transfer would result in a violation of the 10 Non-Bank Rule.

12.3.3. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be null and void, ab initio and the Administrative Agent shall have the right to cause the unwinding of any such purported assignment. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment, and upon return and cancellation of any existing Notes, as applicable.

12.3.4. Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States of America, a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

12.4.        Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5.        Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(f).

ARTICLE XIII

NOTICES

13.1.        Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)	if to any Borrower, to it at 2100 Highway 55, Medina, MN 55340- 9770, Attention: Robert P. Mack, Chief Financial Officer, Facsimile: 763-542-0558, E-mail: bob.mack@polaris.com;

(ii)	if to the Administrative Agent, to it at 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Timothy Landro, Facsimile: 612-303-2265, E-mail: timothy.landro@usbank.com;

(iii)	if to U.S. Bank, as an LC Issuer, to it at 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Julie M. Seaton, Facsimile: 612.303-5226, E-mail: julie.seaton@usbank.com;

(iv)	if to BofA, as an LC Issuer, to it at 2001 Clayton Rd., Bldg. B, Concord, CA 94520, Attention: Saquib Equbal, Facsimile: 312.453.3609, E-mail: tradeclientserviceteamus@baml.com;

(v)	if to a Lender, to it at its address, facsimile number or email address set forth under its signature to this Agreement or as otherwise provided to the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                        Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites such as DebtX) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                        Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.

ARTICLE XIV
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS

14.1.        Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

14.2.        Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

14.3.        Electronic Records. Each Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrowers, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Administrative Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.

ARTICLE XV
EFFECT OF AMENDMENT

15.1.        Effect of Amendment and Restatement. This Agreement, including the Schedules and Exhibits hereto, shall, except as otherwise expressly set forth herein, supersede the Existing Credit Agreement, including the Schedules and Exhibits thereto, from and after the Effective Date with respect to the Advances and Facility LCs outstanding under the Existing Credit Agreement as of the Effective Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations (under and as defined in the Existing Credit Agreement) and the other Loan Documents as in effect prior to the Effective Date and (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents. The parties hereto further acknowledge and agree that (i)  the guaranties in favor of the Administrative Agent and the Lenders securing payment of the Obligations (under and as defined in the Existing Credit Agreement) are in all respects continuing and in full force and effect with respect to all Obligations and (ii) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement.

ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1.        CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

16.2.        CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN MINNEAPOLIS, MINNESOTA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWERS AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MINNEAPOLIS, MINNESOTA.

16.3.        WAIVER OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

[Signature pages on file with Administrative Agent]

PRICING SCHEDULE

INITIAL TERM LOAN ADVANCES

APPLICABLE MARGIN	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS
Eurocurrency Rate	1.75%	1.50%	1.25%	1.125%	1.00%
Base Rate	0.75%	0.50%	0.25%	0.125%	0.00%

2021 INCREMENTAL TERM LOAN ADVANCES

APPLICABLE MARGIN	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS
Eurocurrency Rate	1.50%	1.25%	1.00%	0.875%	0.75%
Base Rate	0.50%	0.25%	0.00%	0.00%	0.00%

REVOLVING ADVANCES

APPLICABLE MARGIN	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS
Eurocurrency Rate	1.50%	1.30%	1.10%	1.00%	0.90%
Base Rate	0.50%	0.30%	0.10%	0.00%	0.00%
RFR Loans denominated in Pounds Sterling	1.5326%	1.3326%	1.1326%	1.0326%	0.9326%
RFR Loans denominated in Swiss Francs	1.4429%	1.2429%	1.0429%	0.9429%	0.8429%

FACILITY FEE

APPLICABLE FACILITY FEE RATE	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS
Facility Fee	0.25%	0.20%	0.15%	0.125%	0.10%

For the purposes of this portion of the Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.1(i) or (ii).

“Status” means either Tier I Status, Tier II Status, Tier III Status, Tier IV Status or Tier V Status.

“Tier I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Borrowers have not qualified for Tier II Status, Tier III Status, Tier IV Status or Tier V Status.

“Tier II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Borrowers have not qualified for Tier III Status, Tier IV Status or Tier V Status and (ii) the Net Leverage Ratio is less than 3.25 to 1.00.

“Tier III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Borrowers have not qualified for Tier IV Status or Tier V Status and (ii) the Net Leverage Ratio is less than 2.50 to 1.00.

“Tier IV Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Borrowers have not qualified for Tier V and (ii) the Net Leverage Ratio is less than 1.75 to 1.00.

“Tier V Status” exists at any date if as of the last day of the fiscal quarter of the Company referred to in the most recent Financials the Net Leverage Ratio is less than 1.00 to 1.00.

The Applicable Margin and Applicable Facility Fee Rate shall be determined in accordance with the foregoing table based on the Borrowers’ Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Facility Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Company and its Subsidiaries is so required. If the Company fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Facility Fee Rate shall be the highest Applicable Margin and Applicable Facility Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered. Tier IV Status is in effect as of the Amendment No. 4 Effective Date.

The Company has notified the Administrative Agent and the Lenders that it or its Subsidiaries may establish specified Key Performance Indicators (“KPI’s”) with respect to certain Environmental, Social and Governance (“ESG”) objectives subsequent to the Amendment No. 3 Effective Date. The Administrative Agent and the Company may amend this Agreement (such amendment, an “ESG Pricing Amendment”) solely for the purpose of incorporating the KPI’s and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day to occur after the Administrative Agent posts such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders deliver to the Administrative Agent (which shall promptly notify the Company thereof) written notice that such Required Lenders object to such ESG Pricing Amendment. In the event that Required Lenders deliver such a written notice, an alternative ESG Pricing Amendment may be effectuated with the consent of the Required Lenders, the Company and the Administrative Agent. Upon the effectiveness of any such ESG Pricing Amendment, certain adjustments (increase, decrease or no adjustment) to the Applicable Facility Fee Rate and Applicable Margin for Base Rate Advances and Eurocurrency Rate Advances will be made based on the Company’s performance against the KPI’s; provided that the amount of such adjustments shall not exceed a 3 basis point increase or decrease in the Applicable Margin and a 1 basis point increase or decrease in the Applicable Facility Fee Rate; provided, further that no Applicable Margin or Applicable Facility Fee Rate shall equal less than zero as a result of such adjustment. Pricing adjustments in respect of KPI’s will be made in a manner acceptable to the Company and the Administrative Agent (subject to the Required Lenders’ negative consent right described above). Reporting and validation of the measurement of the KPI’s shall be made in a manner that is aligned with the Sustainability Linked Loan Principles1. The Company shall establish and monitor its KPI’s and no independent third-party sustainability coordinator or similar agent shall be required. Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Margin or Applicable Facility Fee Rate beyond the three- and one-basis point decreases described above shall automatically become effective at 5:00 p.m. on the fifth Business Day to occur after the Administrative Agent posts such proposed modification to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders deliver to the Administrative Agent (which shall promptly notify the Company thereof) written notice that such Required Lenders object to such modification.

1         The Sustainability Linked Loan Principles were published in May 2020 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association

SCHEDULE 1.1

COMMITMENTS

LENDER	REVOLVING LOAN COMMITMENT[2]	INITIAL TERM LOAN COMMITMENT[3]	2021 INCREMENTAL TERM LOAN COMMITMENT
U.S. Bank National Association	$144,736,842.11	$130,263,157.89	$72,368,421.06
Bank of America, N.A.	$131,578,947.37	$118,421,052.63	$65,789,473.69
Wells Fargo Bank, National Association	$107,631,578.95	$96,868,421.05	$53,815,789.48
MUFG Bank, Ltd.	$107,631,578.95	$96,868,421.05	$53,815,789.48
Bank of the West	$72,631,578.95	$65,368,421.05	$36,315,789.47
BMO Harris Bank N.A.	$72,631,578.95	$65,368,421.05	$36,315,789.47
Fifth Third Bank, National Association	$72,631,578.95	$65,368,421.05	$36,315,789.47
JPMorgan Chase Bank, N.A.	$72,631,578.95	$65,368,421.05	$36,315,789.47
PNC Bank, National Association	$72,631,578.95	$65,368,421.05	$36,315,789.47
Truist Bank (f/k/a Branch Banking & Trust Company)	$72,631,578.95	$65,368,421.05	$36,315,789.47
Citibank, N.A.	$72,631,578.95	$65,368,421.05	$36,315,789.47
Total	$1,000,000,000.00	$900,000,000.00	$500,000,000.00

2          Lenders will participate in Facility LCs based on their Pro Rata Shares of LC Obligations as contemplated by Section 2.19 hereof.

3         Other than Citibank, N.A., the Initial Term Loan Commitments were funded prior to the Amendment No. 3 Effective Date. Such funded amounts were reallocated as of the Amendment No. 3 Effective Date as set forth in this Schedule of Commitments (reflecting the principal amount of the Initial Term Loans owing to each Lender as of such date). The aggregate outstanding principal amount of the Initial Term Loans equals $876,000,000 as of the Amendment No. 4 Effective Date.